                                                                  Exhibit 10.6


                                       LEASE


                                    - BETWEEN -


                                 KPT REMIC LOAN LLC

                                                             LANDLORD

                                      - AND -

                                 AMERICABILIA, INC.
                                 DBA AMERICABILIA


                                                             TENANT










VEGAS POINTE PLAZA
LAS VEGAS, NEVADA

                              TABLE OF CONTENTS

ARTICLE 1.    SUMMARY OF TERMS
      1.01.   LANDLORD
      1.02.   TENANT
      1.03.   TRADE NAME
      1.04.   GUARANTOR
      1.05.   BROKER
      1.06.   PERMITTED USE
      1.07.   SHOPPING CENTER
      1.08.   PREMISES
      1.09.   CONDITION OF PREMISES
      1.10.   SIGN(S)
      1.11.   PROJECTED DELIVERY DATE
      1.12.   COMMENCEMENT DATE
      1.13.   TERM
      1.14.   OPTION TERM
      1.15.   TENANT IMPROVEMENT ALLOWANCE
      1.16.   RADIUS
      1.17.   SECURITY DEPOSIT
      1.18.   MINIMUM RENT
      1.19.   PERCENTAGE RENT RATE AND AMOUNTS
      1.20.   ADDITIONAL CHARGES

ARTICLE 2.    SPECIAL TERMS

ARTICLE 3.    DEFINITIONS
      3.01.   ADDITIONAL CHARGES
      3.02.   BUILDING
      3.03.   COMMON AREA
      3.04.   CONSUMER PRICE INDEX
      3.05.   DELIVERY DATE
      3.06.   EFFECTIVE DATE
      3.07.   GROSS SALES
      3.08.   HAZARDOUS MATERIALS
      3.09.   LEASE YEAR
      3.10    MAJOR TENANT
      3.11    PERCENTAGE RENT
      3.12    PRIME RATE
      3.13    RENT
      3.14    STATE
      3.15    TAX YEAR
      3.16    TAXES
      3.17    TENANT'S PROPORTIONATE SHARE

ARTICLE 4.    GRANT AND TERM
      4.01.   SHOPPING CENTER; PREMISES
      4.02.   TERM

ARTICLE 5.    PREPARATION/CONDITION OF PREMISES; ALTERATIONS
      5.01.   LANDLORD'S WORK
      5.02.   DELIVERY DATE
      5.03.   TENANT'S WORK
      5.04.   PERFORMANCE OF TENANT'S WORK AND OTHER ALTERATIONS
      5.05.   REMOVAL BY TENANT

                                      2


ARTICLE 6.    CONDUCT OF BUSINESS
      6.01    USE AND TRADE NAME
      6.02    OPERATION OF BUSINESS
      6.03    UTILITIES
      6.04    SIGN
      6.05    TENANT'S ADDITIONAL COVENANTS
      6.06    STORAGE AND OFFICE SPACE
      6.07    CARE OF PREMISES REGARDING HEAVY EQUIPMENT/FIXTURES
      6.08    NOTICE BY TENANT
      6.09    RADIUS
      6.10    HAZARDOUS MATERIALS

ARTICLE 7.    RENT
      7.01.   PAYMENTS BY TENANT
      7.02.   MINIMUM RENT
      7.03.   PERCENTAGE RENT
      7.04.   ADDITIONAL CHARGES
      7.05.   INTEREST ON PAST-DUE SUMS/LATE CHARGE
      7.06.   SECURITY DEPOSIT

ARTICLE 8.    COMMON AREA
      8.01.   USE OF COMMON AREA
      8.02.   COMMON AREA MAINTENANCE EXPENSES

ARTICLE 9.    TAXES
      9.01.   TENANT TO PAY PROPORTIONATE SHARE OF TAXES

ARTICLE 10.   INSURANCE, INDEMNITY AND LIABILITY
      10.01   LANDLORD'S INSURANCE OBLIGATIONS
      10.02.  TENANT'S INSURANCE OBLIGATIONS
      10.03.  GENERAL PROVISIONS
      10.04.  COVENANTS TO HOLD HARMLESS
      10.05.  LIABILITY OF LANDLORD TO TENANT

ARTICLE 11.   ADVERTISING AND MARKETING
      11.01   MARKETING FUND
      11.02.  TENANT'S CONTRIBUTION
      11.03.  MISCELLANEOUS MARKETING REQUIREMENTS

ARTICLE 12.   REPAIRS AND MAINTENANCE
      12.01.  LANDLORD'S RESPONSIBILITIES
      12.02.  TENANT'S RESPONSIBILITIES

ARTICLE 13.   DEFAULT AND REMEDIES
      13.01   ELEMENTS OF DEFAULT
      13.02.  LANDLORD'S REMEDIES
      13.03.  BANKRUPTCY
      13.04.  ADDITIONAL REMEDIES AND WAIVERS
      13.05.  CURE OF TENANT'S FAILURE

ARTICLE 14.   DESTRUCTION OF PREMISES
      14.01   CONTINUANCE OF LEASE
      14.02.  RECONSTRUCTION

                                      3


ARTICLE 15.   CONDEMNATION

      15.0    EMINENT DOMAIN
      15.02.  RENT APPORTIONMENT
      15.03.  TEMPORARY TAKING

ARTICLE 16.   ASSIGNMENT, SUBLETTING AND ENCUMBERING LEASE
      16.01.  NO ASSIGNMENT, ETC. WITHOUT LANDLORD'S CONSENT
      16.02.  TENANT REQUEST
      16.03.  LANDLORD'S RIGHT TO TERMINATE
      16.04.  COSTS
      16.05.  ASSUMPTION OF OBLIGATIONS
      16.06.  CHANGE OF CONTROL

ARTICLE 17.   SUBORDINATION; FINANCING; TRANSFERS
      17.01.  SUBORDINATION
      17.02.  ATTORNMENT
      17.03.  FINANCING REQUIREMENTS
      17.04.  TRANSFER OF LANDLORD'S INTEREST
      17.05.  ESTOPPEL CERTIFICATE

ARTICLE 18.   DELAYS
ARTICLE 19.   END OF TERM
      19.01.  RETURN OF PREMISES
      19.02.  HOLDING OVER

ARTICLE 20.   COVENANT OF QUIET ENJOYMENT

ARTICLE 21.   MISCELLANEOUS
      21.01.  ENTIRE AGREEMENT
      21.02.  NOTICES
      21.03.  GOVERNING LAW
      21.04.  SUCCESSORS
      21.05.  LIABILITY OF LANDLORD
      21.06.  BROKERS
      21.07.  NO PARTNERSHIP
      21.08.  ACCORD AND SATISFACTION
      21.09.  WAIVER OF COUNTERCLAIMS
      21.10.  WAIVER OF JURY TRIAL
      21.11.  SEVERABILITY
      21.12.  RULES AND REGULATIONS
      21.13.  FINANCIAL STATEMENTS
      21.14.  RELOCATION
      21.15.  FINANCING
      21.16.  LIEN ON FIXTURES
      21.17.  ATTORNEY FEES
      21.18.  GOOD STANDING AND DUE AUTHORIZATION
      21.19.  REIT QUALIFICATIONS
      21.20.  GENERAL RULES OF CONSTRUCTION
      21.21.  RECORDING
      21.22.  EFFECTIVE DATE
      21.23.  HEADINGS

Exhibit A Site Plan
Exhibit B Landlord's Work/Tenant's Work
Exhibit C Tenant Sign Criteria

                                  LEASE AGREEMENT

          THIS LEASE AGREEMENT ("Lease") is made as of the   7   day of  May,
1999, by and between the Landlord and Tenant named below who, in consideration of the mutual covenants and agreements m this Lease, agree as follows:


                            ARTICLE 1. SUMMARY OF TERMS

     Where used in this Lease, the following Terms shall have the meanings ascribed:

1.01.  LANDLORD:                   KPT REMIC LOAN LLC

          NOTICE ADDRESS:          KPT REMIC LOAN LLC
                                   C/O KONOVER PROPERTY TRUST, INC.
                                   11000 REGENCY PARKWAY
                                   THIRD FLOOR, EAST TOWER
                                   CARY, NORTH CAROLINA 27511
                                   ATTENTION: VEGAS POINTE PLAZA, LAS VEGAS,
                                   NEVADA

          PAYMENT ADDRESS:         KONOVER PROPERTY TRUST, INC
                                   KPT REMIC LOAN LLC
                                   POST OFFICE BOX 601240
                                   CHARLOTTE, NORTH CAROLINA  28260-1240.
                                   ATTENTION: VEGAS POINTE PLAZA, LAS VEGAS,
                                   NEVADA
                                   TELEPHONE NUMBER:   (919) 462-8787
                                   TELECOPIER NUMBER:   (919) 462-8799

1.02.  TENANT:                     AMERICABILIA, INC.

          NOTICE ADDRESS:          9155 LAS VEGAS BLVD., SOUTH
                                   SUITE 242
                                   LAS VEGAS, NEVADA 89123
                                   TELEPHONE NUMBER:   (702) 795-1580
                                   TELECOPIER NUMBER:   (702) 795-1584

          OPERATIONS CONTACT:      HANK CARTWRIGHT

1.03.     TRADE NAME:              AMERICABILIA

1.04.     GUARANTORS:              HANK CARTWRIGHT AND DIXIE CARTWRIGHT

1.05.     BROKER:                  N/A

1.06.     PERMITTED USE:           THE SALE, AT RETAIL, OF MEMORABILIA. TENANT
                                   MAY SELL VITAMINS IN AN AREA NOT TO EXCEED
                                   300 SQUARE FEET OF THE SALES FLOOR IN THE
                                   PREMISES AND TEN PERCENT  (10%) OF TENANT'S
                                   GROSS SALES.

1.07.     SHOPPING CENTER:         VEGAS POINTE PLAZA
                                   LAS VEGAS, NEVADA

                                      5


1.08.     PREMISES:                BUILDING 2, SUITE NUMBER N/O, CONSISTING OF
                                   APPROXIMATELY 6,500 SQUARE FEET OF LEASABLE
                                   AREA AS SHOWN ON EXHIBIT A.

1.09.     CONDITION OF PREMISES:   TENANT SHALL RECEIVE THE PREMISES IN "AS IS"
                                   CONDITION. AS A RESULT, THE "LANDLORD'S WORK"
                                   PORTION OF EXHIBIT B SHALL ONLY APPLY IN THE
                                   EVENT OF CASUALTY.

1.10      SIGN(S):                 IN ADDITION TO SECTION 6.04, ALTHOUGH THE
                                   TENANT SHALL, AT  ITS EXPENSE, PROVIDE ITS
                                   UNDERCANOPY SIGN IN ACCORDANCE WITH EXHIBIT
                                   C, LANDLORD SHALL INSTALL SUCH UNDERCANOPY
                                   SIGN AT TENANT'S EXPENSE (WHICH EXPENSE TO
                                   TENANT SHALL IN NO EVENT EXCEED $175.00).

1.11.     PROJECTED DELIVERY DATE: MAY 15, 1999

1.12.     COMMENCEMENT DATE:       JUNE 1, 1999

1.13.     TERM:                    ONE (1) YEAR

1.14.     OPTION TERM:             ONE (1) THREE (3) YEAR OPTION (SEE SECTION
                                   4.02)

1.15.     TENANT IMPROVEMENT
          ALLOWANCE:               N/A

1.16.     RADIUS:                  FIVE (5) MILES FROM THE OUTSIDE BOUNDARY OF
                                   THE SHOPPING CENTER.

1.17.     SECURITY DEPOSIT:        $3,500.00 (SEE SECTION 7.06)

1.18.     MINIMUM RENT:

          YEAR             MONTHLY RENT         MONTHLY RENT
          ----             ------------         ------------
          MONTHS 1-6         $3,000.00          $3,000.00
          MONTHS 7-12        $3,500.00          $3,500.00

     OPTION YEARS       ANNUAL RENT PSF     MONTHLY RENT         ANNUAL RENT
     ------------       ---------------     ------------         -----------
          2                 $6.84             $3,705.00          $44,460.00
          3                 $8.04             $4,355.00          $52,260.00
          4                 $9.24             $5,005.00          $60,060.00

1.19. PERCENTAGE RENT RATES AND AMOUNTS: N/A

1.20. ADDITIONAL CHARGES: N/A

                             ARTICLE 2.  SPECIAL TERMS

                                       None.


                               ARTICLE 3. DEFINITIONS

          Where used in this Lease, the following Definitions shall have the meanings ascribed:

3.01. "ADDITIONAL CHARGES" means all sums of money or charges of any kind other than Minimum Rent and Percentage Rent payable by Tenant to Landlord pursuant to this Lease. Additional Charges shall be considered "Rent" for all purposes.

3.02.     "BUILDING" means the structure in which the Premises is located.

3.03. "COMMON AREA" means the parking areas, pedestrian sidewalks and bridges, mall areas, truck ways, loading docks, landscaped areas, delivery areas, park areas, access and perimeter roads, and elevators, escalators and stairs not contained in leased areas, and any other areas in the Shopping Center designated by Landlord from time to time as Common Area.

3.04. "CONSUMER PRICE INDEX" means the Revised Consumer Price Index for the U.S. Department of Labor for all urban consumers (all items, 1982-84=100). The "Previous Index" with respect to each Lease Year means the Index published for the month closest, but prior to the first day of the immediately preceding Lease Year. The "Current Index" with respect to each Lease Year, means the Index published the month closest, but prior to, the first day of the Lease Year.

3.05. "DELIVERY DATE" means the date that any existing occupant has vacated and surrendered the Premises, Landlord's Work is substantially completed, except for any work dependent upon work to be performed by the Tenant, and Landlord notifies the Tenant that the Premises are available to Tenant to perform Tenant's Work (as defined in Section 5.03).

3.06. "EFFECTIVE DATE" means the date the Lease has been executed by both parties.

3.07. "GROSS SALES" means the total amount of the actual sales price of all sales of merchandise or services arising out of or payable on account of all the business conducted in, on, or from the Premises by or because of Tenant or any other seller (including sublessees, assignees, licensees and concessionaires), including all orders for merchandise taken or filled at or from the Premises, and including all deposits not refunded to customers.

3.08. "HAZARDOUS MATERIALS" means and includes any materials or components of materials now or hereafter designated or regulated as hazardous, dangerous, toxic or harmful by any governmental authority with jurisdiction over the Shopping Center or by orders, awards and standards relating to Hazardous Materials adopted by any federal, state or local government or by any court, agency, instrumentality, regulatory authority or commission with jurisdiction over the Shopping Center.

3.09.     "LEASE YEAR" means:

          (a) for purposes of calculating and referring to Percentage Rent, for the first (potentially partial) Lease Year, the period that begins on the first day of the month following the Commencement Date (or, if the Commencement Date is the first day of the month, on the Commencement Date) and ends on the following December 31. After the first Lease Year, the term "Lease Year" means a period of twelve (12) consecutive calendar months beginning January 1 and ending December 31, except that the final Lease Year shall end on the sooner of the date the Term expires or the date Lease is terminated. The first and final Lease Years may consist of fewer than twelve (12) full calendar months; and

          (b) for all other purposes, for the first Lease Year, the period from the Commencement Date to the last day of the twelfth (12th) calendar month next following. After the first Lease Year, "Lease Year" means a period of twelve (12) consecutive calendar months beginning the next day following the end of the prior Lease Year.

3.10. "MAJOR TENANT" means any single tenant that leases at least twenty thousand contiguous square feet in the Shopping Center.

3.11. "PERCENTAGE RENT" means the Percentage Rent Rate in Section 1.19 multiplied by all Gross Sales during a Lease Year in excess of the applicable Sales Breakpoint for that Lease Year.

3.12. "PRIME RATE" means the prime rate published from time to time in the Wail Street Journal.

3.13.     "RENT" means the sum of the Minimum Rent and all Additional Charges.

3.14.     "STATE" means the state where the Shopping Center is located.

3.15. "TAX YEAR" means a period established as the real estate tax year by the taxing authorities having jurisdiction over the Shopping Center.

3.16.     "TAXES" means and includes:

          (a) All real estate taxes, assessments, license fees or charges, excises on rent, water and sewer rents, and other governmental impositions that are levied in connection with the use, occupancy or possession of all land, buildings, and improvements comprising the Shopping Center during the Term;

          (b) All expenses incurred in connection with the institution, prosecution, conduct and maintenance of any negotiations, settlements, actions, or proceedings relating to the amount of any Taxes and including a fair and equitable allocation of Landlord's costs in administering the Taxes payable and paid;

          (c) Any current installment of any assessment for public betterment or improvement and the interest on unpaid installments;

          (d) Any payments in lieu of taxes ("PILOT") made to any governmental authority pursuant to any PILOT or similar agreement entered into with the governmental authority in connection with any industrial development authority financing. The amount of PILOT payments included in Taxes shall not exceed an amount equal to what the Taxes would have been if the Shopping Center was owned by a taxable entity.

      "TAXES" do not include:

          (a) Any charge such as a water meter charge or sewer rent measured by the consumption of the actual user of the item or service for which the charge is made;

          (b) Any inheritance, estate, succession, transfer, gift, franchise, corporate, income or profit tax or capital levy imposed upon Landlord.

3.17 "TENANT'S PROPORTIONATE SHARE" OR "PROPORTIONATE SHARE" means, in the first calendar year or partial calendar year and with respect to Common Area Maintenance Expenses, Taxes, and Marketing Fund, the then current estimated amount, which may differ from that shown in Section 1.20. After the first calendar year or partial calendar year, as applicable: (a) with respect to Carmon Area Maintenance Expenses, and Taxes, the term means the product of Landlord's estimate for the charges multiplied by a fraction, the numerator of which is the gross leasable area of the Premises and the denominator of which shall be the total gross leasable area in the Shopping Center, less the gross leasable area leased by Major Tenant(s); and (b) with respect to all other charges, the term means the product of Landlord's estimate for the charges multiplied by a fraction, the numerator of which is the gross leasable area of the Premises and the denominator of which shall be the number of square feet of leased area in the Shopping Center, less the gross leasable area leased by Major Tenant(s).

                              ARTICLE 4.  GRANT AND TERM

4.01.     SHOPPING CENTER; PREMISES.

          (a) Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Shopping Center shown on Exhibit A (the "Site Plan").

          (b) Landlord is not leasing the roof, floor, ceiling, the exterior of the walls, and the area above and beneath the Premises to the Tenant. Landlord may, at any time, enter the Premises and any of its appurtenances (including with workers and materials) to: (i) inspect the Premises; (ii) make repairs, replacements or alterations to the Premises or the Shopping Center; or (iii) show the Premises to prospective purchasers, lenders or lessees. Except in the event of an emergency, Landlord shall notify Tenant prior to entering the Premises. In the event of an emergency, no notice shall be required. Landlord may erect, use, maintain, and repair pipes, conduits, plumbing, vents, ducts and wires in, to, under, over and through the Premises as Landlord determines necessary or appropriate for the proper operation and maintenance of the Premises and the Shopping Center. Landlord shall perform work in a manner so as not to unreasonably interfere with Tenant's operations in the Premises, considering the nature of the work to be performed. Landlord's exercise of its rights under this subsection shall never constitute an eviction or permit Tenant to abate or otherwise reduce any payment of Rent.

          (c) The Premises includes all of the area within the mid-line of interior walls that separate the Premises from other leasable areas and within the exterior face of all other demising walls, including any entranceways and vestibules to the Premises. The "leasable area" set forth in Section 1.08 shall be used for all calculations throughout this Lease based on square footage, except Landlord may enter the Premises at any time to measure and obtain exact square footage of the Premises. If the measurement reveals that the gross leasable area of the Premises is different from that indicated in Section 1.08, Landlord may make an appropriate adjustment to all Rent and other charges based on the actual square footage of the Premises effective from the Commencement Date.

          (d) The Site Plan sets forth the general layout of the Shopping Center. Landlord specifically reserves the right to change the number and location of buildings, building dimensions, the number of floors in any of the buildings, store dimensions, Common Area, and the identity and type of other stores and tenancies and or at the Shopping Center. Landlord may locate or erect in or on the Shopping Center permanent or temporary kiosks, structures and other improvements of any type. Landlord's exercise of its rights under this subsection may temporarily restrict or diminish the free flow of traffic in the Shopping Center or temporarily create noise or other annoyances but shall never constitute an eviction of Tenant or a disturbance of the use and possession of the Premises.

4.02.     TERM.

          (a) The Term begins on the Commencement Date and expires at 11:59 p.m. local time on the last day of the last Lease Year of the Term set forth in
Section 1.13 (the "Expiration Date"), unless sooner terminated in accordance with the provisions of this Lease.

          (b) So long as this Lease has not expired or been terminated and Tenant is not in Default either at the time of exercise of any Option Term or at the commencement of any Option Term, Tenant may in accordance with subsection (c) below extend the Term for the Option Term[s] set forth in
Section 1.14. Except as otherwise provided in this subsection, all terms and conditions of this Lease shall apply during the Option Term[s], subject to any adjustments to the Minimum Rent as described in Article 1. Sections 5.01 and
5.02 of this Lease shall not apply during any Option Term, as the Tenant shall accept the Premises, Building, and Shopping Center in "as is" condition at the beginning of any Option Term. Tenant shall, prior to the commencement of each Option Term, make all alterations and improvements necessary for the Premises to appear to be in substantially the same condition as the Premises existed at the commencement of the Term.

          (c) If Tenant is not in Default at the time of exercise, each respective Option Term shall be considered exercised unless Tenant gives Landlord written notice to the contrary at least ninety (90) days prior to the expiration of the Term preceding an Option Term.

            ARTICLE 5.   PREPARATION/CONDITION OF PREMISES; ALTERATIONS

5.01.     LANDLORD'S WORK.

          (a) Landlord does not make any representations about the Premises, the Building, or the Shopping Center except as expressly set forth in this Lease. Tenant acquires no rights, easements, licenses, or exclusives unless expressly granted in this Lease. The Premises and its systems and equipment are being delivered to Tenant in their "as is" condition as of the date of this Lease, except that: (i) the HVAC unit shall be delivered in working order; and (ii) Landlord, at its expense, shall perform the work (if any) described in Exhibit B ("Landlord's Work"). Any other work performed by Landlord, other than the Landlord's Work, shall be at Tenant's request and expense and the cost of the additional work, plus a fifteen percent (15%) administrative fee, shall be paid by the Tenant within ten (10) days after the Landlord presents a bill for the work to the Tenant. Acceptance of possession of the Premises by Tenant shall be conclusive evidence that Landlord's Work has been fully performed in the manner required.

          If any portion of Landlord's Work is dependent upon Tenant's plans and specifications or other information or materials to be supplied by Tenant, and Tenant fails to provide the plans and specifications or other information or materials properly or timely then, at Landlord's option: (1 ) Landlord may elect not to perform that portion of Landlord's Work, (2) Landlord may perform that portion of Landlord's Work in accordance with plans and specifications or other information determined by Landlord in its sole discretion to be appropriate, or (3) Landlord may wait for the appropriate plans and specifications or other information or materials from the Tenant. Should Landlord elect to wait for the appropriate plans and specifications or other information or materials from Tenant, then Tenant shall be required to pay Minimum Rent and Additional Charges for a period preceding the Commencement Date equal to the number of days that the Delivery Date was delayed as a result of such wait.

          (c) Within ten (1 O) days after the expiration or early termination of this Lease, Tenant shall provide Landlord with documentation satisfactory to Landlord evidencing that, as of the expiration or termination date, all systems and equipment in the Premises were in working order. If Tenant fails to provide the required documents or fails to return all systems and equipment in the Premises to Landlord in working order, and Landlord incurs costs as a result, Tenant shall reimburse Landlord for its costs within ten
(1O) days after Landlord sends Tenant a request for reimbursement.

5.02. DELIVERY DATE. Landlord makes no representation as to the Delivery Date or the Commencement Date of this Lease. The obligations of Tenant under this Lease shall not be affected by a postponement of the Projected Delivery Date. Landlord shall not be liable for failure to deliver possession of the Premises on any projected Delivery Date or Commencement Date, and Tenant expressly waives the provisions of any law to contrary. If requested by Tenant, Landlord shall confirm the Delivery Date in writing. Tenant shall be required to provide the following prior to Landlord's providing Tenant with possession of the Premises;

          (a)   evidence of all insurance required under this Lease;
          (b)   the security deposit (if any); and
          (c)   the first month's Minimum Rent.

          Should Tenant fail to provide Landlord with the items described in
(a) through (c) within thirty (30) days after Landlord has notified Tenant of the Delivery Date, Landlord may terminate this Lease and shall be entitled to recover from Tenant all costs incurred by Landlord as a result of Tenant's failure to obtain possession.

5.03.     TENANT'S WORK.

          (a) Tenant shall complete the build-out of the Premises and install its fixtures and equipment in accordance with that part of Exhibit B entitled "Tenant's Work". Landlord may perform any part of Tenant's Work if Tenant fails to perform any of Tenant's Work or if, in Landlord's reasonable judgment, it is necessary to coordinate the opening of or maintain the existing operation of the Shopping Center. Tenant shall reimburse Landlord for any of Tenant's Work performed by the Landlord within ten (10) days after Landlord presents an invoice for the work to Tenant. During the course of Tenant's Work, Tenant shall be responsible for collecting and removing all trash and construction debris. Landlord may elect to furnish trash or construction debris receptacles. If the Landlord provides trash or construction debris receptacles, Tenant shall reimburse Landlord for the cost (as reasonably estimated by Landlord) of the receptacles and for removing Tenant's trash. In addition, Tenant shall reimburse Landlord (as reasonably estimated by Landlord) for any temporary electricity or other utilities furnished by Landlord to the Premises and any required construction barricades. Tenant shall perform any other work necessary to open its store for business, including obtaining all approvals and certificates of occupancy. The Premises shall be stocked with suitable merchandise by Tenant, fully staffed and open for business to the public, on or before the Commencement Date.

          (b) Tenant agrees to furnish to Landlord its plans and specifications for the Premises prepared in the manner and within the time periods prescribed by Landlord. Tenant shall be solely responsible for its plans and specifications. Landlord's approval or modifications of Tenant's plans and specifications shall not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency. In addition to complying with the requirements in Exhibit B, Tenant shall comply with any reasonable rules and regulations Landlord may impose regarding work performed by Tenant, including rules pertaining to installations on and access to the roof of the Building. Landlord may prohibit access to the roof of the Building by anyone other than Landlord's contractors. Tenant shall schedule its work so as not to interfere with any work being performed by Landlord or by any other tenant in the Shopping Center or with the operation of any tenant's business at the Shopping Center. Landlord shall not be liable for any loss of or damage to any fixtures, equipment, merchandise, or other property belonging to Tenant or its agents, employees and contractors installed or left in the Premises prior to the Commencement Date. Tenant's entry upon and occupancy of the Premises prior to the Commencement Date shall be governed by the terms of this Lease.

5.04. PERFORMANCE OF TENANT'S WORK AND OTHER ALTERATIONS.

          (a) Except for painting and carpeting, Tenant shall not make or cause to be made any alterations, repairs, additions or improvements in or to the Premises without providing to Landlord all plans and specifications required by Landlord and obtaining Landlord's prior written consent. Any repairs, alterations, additions or improvements shall be performed in a good and workmanlike manner and in accordance with all applicable legal and insurance requirements and all plans and specifications approved by Landlord. Any work performed by Tenant shall be subject to Landlord's inspection and approval after completion.

          (b) Prior to the commencement of any work by Tenant, Tenant shall obtain public liability, workers' compensation and builder's risk insurance, in amounts and with coverage satisfactory to Landlord, to cover every contractor, subcontractor and material supplier providing materials and/or labor for the Premises. Tenant shall deliver duplicate originals or certificates of all required insurance to Landlord for written approval. Landlord shall not unreasonably withhold or delay approval of Tenant's required insurance. Required policies shall name Landlord as an additional insured, shall be non-cancelable without thirty (30) days' prior written notice to Landlord, and shall be with companies acceptable to Landlord. In addition, should Tenant have a net worth in excess of Fifty Million Dollars ($50,000,000), Landlord may, prior to the commencement of Tenant's Work or in connection with any other alterations, repairs, additions or improvements to be made by Tenant, require Tenant to furnish Landlord with labor and material payment and performance bonds on A.I.A. forms, in favor of and in amounts satisfactory to Landlord underwritten by a surety company acceptable to Landlord, guaranteeing the completion of all work and payment of all persons providing materials and labor for the Premises.

          Tenant shall timely obtain and deliver to Landlord a copy of all certificates and approvals with respect to work done and installations made by Tenant required for the issuance of a certificate of occupancy or the Premises. Tenant shall promptly repair, clean and restore to their prior condition all portions of the Shopping Center affected by any work of Tenant. It shall be Tenant's continuing obligation to keep and maintain the Premises and all other parts of the Shopping Center free from all liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Tenant shall discharge or bond off any lien within ten (10) days after the lien is filed. If Tenant fails to discharge any lien, Landlord may bond or pay the lien without inquiring into the validity or merits of the lien. All sums advanced and fees incurred (including legal fees) by Landlord in discharging a lien or posting a bond shall be paid by Tenant on demand as Additional Charges. In addition, Tenant shall replace any bond posted by Landlord on Tenant's behalf with an equivalent bond within seven (7) days after Landlord demands a replacement bond.

5.05. REMOVAL BY TENANT. Upon expiration or termination of the Lease, if Tenant has paid all Rents in full and performed all of its other obligations under this Lease, Tenant may remove trade fixtures, furniture and equipment installed by Tenant. Prior to the expiration or termination of the Lease, Landlord may, by written notice, designate any alterations, decorations, additions and improvements that shall be removed by Tenant. Tenant shall promptly remove all alterations, decorations, additions and improvements designated by Landlord and repair any damage caused by removal. Except as otherwise provided in this section, all repairs, alterations, decorations, additions and improvements made by Tenant shall attach to the leasehold and become the property of the Landlord and shall not be removed by the Tenant upon expiration or termination of the Lease.

                        ARTICLE 6.  CONDUCT OF BUSINESS

6.01. USE AND TRADE NAME. Tenant shall continuously use, occupy and operate the Premises solely for the Permitted Use. Tenant shall operate its business in the Premises only under the Trade Name. Tenant shall refer to the Shopping Center by its name and 1ogo whenever designating the location of the Premises in all local or regional advertising, billboards, stationery and other local or regional media.

6.02.     OPERATION OF BUSINESS.

          (a) Tenant shall use, occupy, and operate the entire Premises by being open for business to the public every day during the Term other than on the days Landlord permits the Shopping Center to be closed. Notwithstanding the foregoing, Tenant's hours of operation shall be at least the following days and hours: Monday through Friday from 8:00 a.m. to 6:00 p.m. Tenant's vacating the Premises or ceasing operation shall not relieve Tenant of its obligations under this Lease. Tenant shall conduct its business at all times in a high class and reputable manner and in such a way to maximum Gross Receipts, maintaining at all times a full staff of employees and a complete stock of merchandise. All merchandise shall be first quality, unless Tenant's Permitted Use allows sales at a discount. If Tenant's Permitted Use allows sales at a discount, Tenant shall devote no more than five percent (5%) of the sales floor area of the Premises for selling "seconds". "Seconds" shall be clearly marked as "seconds." Tenant shall not conduct or advertise any auction, fire, going out of business or bankruptcy sale in or about the Premises. Tenant shall conduct its business in the Premises in a lawful manner and shall not engage in any act that Landlord determines might damage the reputation of the Shopping Center.

          (b) Tenant shall install and maintain at all times any display windows of the Premises. Tenant shall keep its display windows well lit during all hours that the Shopping Center is open to the general public and during any other hours designated by Landlord.

          (c) If any governmental license or permit is required to conduct any activity carried on in the Premises, or if the failure to procure any license or permit might or would adversely affect Landlord or the Shopping Center, then Tenant shall procure and maintain the license or permit. Tenant shall provide copies of any required licenses or permits for Landlord's inspection. Tenant shall comply with the requirements of any required license or permit.

          (d) If Tenant fails to comply with the provisions of Section 6.01 and this Section 6.02, Landlord shall be entitled to the liquidated damages provided for in Section 7.03(i) and all remedies available at law and in equity, including injunctive relief, to compensate Landlord for Landlord's estimated damages during any period Tenant is not in full compliance with Sections 6.01 and 6.02.

6.03.   UTILITIES.   Commencing with the Delivery Date and continuing
throughout the Term and any Option Term, Tenant shall arrange for and pay all costs and charges for all utilities and services provided to the Premises. Tenant shall pay directly to the public utility companies the cost of any installation of all services and meters not included in Landlord's Work. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims arising from the installation and maintenance of utility services and from all costs and charges for utilities used on or in the operation of the Premises. Landlord may elect to provide any or all utilities directly to the Premises, including electric, gas, water, sewer, heat, ventilation, chilled water and air conditioning, and charge Tenant for these utilities directly as Additional Charges pursuant to meters or submeters installed by Landlord, or based on another method employed by Landlord. Landlord's charge to Tenant for any and all utilities provided by Landlord shall not exceed the amount that Tenant would pay for such utilities if furnished directly to Tenant by the public utility. However, charges for electricity used to operate the Premises shall be based on meter or submeter readings in the absence of actual readings.

6.04.   SIGN.   Tenant shall install and maintain one ( 1 ) sign affixed to the front of the Premises. Prior to installing the sign, Tenant must obtain Landlord's written approval of the sign's design, material, and location. Tenant's sign shall conform to all applicable legal and insurance requirements. Tenant's sign shall conform to Exhibit C. Tenant shall pay for all costs in connection with the sign, including the cost of its proper installation and removal and as well as damage to the Premises or Shopping Center caused by installation or removal of the sign. Tenant shall keep its sign lit during all hours that the Shopping Center is open for business and during any other hours designated by the Shopping Center property manager or Landlord in its rules and regulations for the Shopping Center. Landlord may remove Tenant's sign in order to conduct Building repairs or alterations, but shall replace the sign as soon as practicable. No additional signs, graphics or appliques that can be seen from outside the Premises shall be installed or displayed in, on or about the Premises without Landlord's prior written consent. Any interior signs shall be tasteful and professionally prepared. Landlord, without incurring any liability for removal, may remove any sign or display that violates this section.

6.05. TENANT'S ADDITIONAL COVENANTS. Tenant agrees that in the operation of its business within the Premises, Tenant shall:

     (a) pay before delinquency Rent and all taxes, assessments and public charges levied, assessed or imposed upon Tenant's business or upon any fixtures, furnishings, equipment, or other property in the Premises and pay when due all license fees, permit fees and similar charges for the conduct of any business in or from the Premises;

     (b) not use any space in the Shopping Center outside the storefront and wails of the Premises, including any entrance way or vestibule, for selling or storing merchandise or for any other undertaking;

     (c) not use the plumbing facilities in or serving the Premises other than for the purpose for which they were constructed;

     (d) not use any advertising medium, lights, or sound devices which may be heard or observed from outside the Premises;

     (e) not permit any odor to emanate from the Premises to which Landlord or any occupant of the Shopping Center objects and shall, upon written notice from Landlord, immediately stop causing the odor;

     (t')   keep the Premises and the interior and exterior of Tenant's storefront in good repair and in neat, clean, safe and sanitary condition. Tenant shall store all its trash and garbage in suitable receptacles within the Premises and, if so directed by Landlord, shall at its own cost and expense contract directly with a duly licensed carting company approved by Landlord to remove and dispose of refuse and rubbish from the Premises daily. Should Landlord elect to contract with a carting company on behalf of all or substantially all the tenants, Tenant shall pay to Landlord Tenant's Proportionate Share of Landlord's reasonable costs either as a separate charge or as part of Common Area Maintenance Expenses or pay the carting company directly, at Landlord's direction. Tenant shall not permit the undue accumulation of rubbish, trash, garbage, debris, boxes, cans, or other refuse in the Premises, or in any other part of the Shopping Center. If so directed by Landlord, Tenant shall use the dumpster designated for Tenant's use;

     (g) not leave any debris on or cause any damage to any platform, loading dock or service area or any other portion of the Common Area used by Tenant;

     (h) not leave any awning or other projection to the outside wail or window of the Building unless Tenant first obtains Landlord's written consent. Landlord reserves the right not to consent to any awning or projection;

     (i) not exhibit, inscribe, paint, or affix any sign, decals or lettering on any part of the outside or inside of the Premises that are visible from the exterior without first obtaining Landlord's written consent. No showcases or other fixtures or goods associated with a Tenant's business shall be placed in front of or affixed to any part of the exterior of the Building or placed in any halls, corridors, aisles or the like or other parts of the Building without first obtaining Landlord's written consent;

     (.j)   obtain prior consent of the Landlord before moving any freight or furniture or bulky matter of any kind to or from the Premises. Tenants shall cause all loading, unloading and deliveries to be made at the rear of their store. Tenant shall not permit any delivery vehicle to park in the Shopping Center any longer than necessary to load and unload. No hand trucks shall be utilized in the delivery or receipt of any merchandise unless equipped with rubber tires and side guards. The costs of any damage resulting from deliveries shall be borne exclusively by Tenant;

     (k) not bring or keep at or about the Premises any flammable, combustible or explosive fluid, chemical or substances. Tenants shall obey all fire regulations and procedures governing the Premises and the Building;

     (1) not request Shopping Center employees to perform work outside of their regular duties;

     (m) not keep or permit the presence of any animal in the Premises or in any other portion of the Shopping Center other than an animal being utilized by a sight-impaired person or by law enforcement in carrying out their duties;

     (n) not install or permit the installation of any antenna, satellite dish or other receiving device on the Premises or the Building without Landlord's prior written consent;

     (0) not tie into or permit others to tie into any utility located in the Shopping Center, including electrical or water supply, or utilize the services of an alternative electricity service provider, without Landlord's prior written consent;

     (p) not remove, alter or replace the Building standard ceiling light diffusers in any portion of the Premises without Landlord's prior written consent;

     (q) not utilize any mechanical equipment that causes any noise or vibration objectionable to Landlord or to any other tenant in the Building unless installing vibration eliminators or other devices sufficient to eliminate any noise or vibration;

     (r) not place any vending machines in or about any portion of the Premises;

     (s) notify Landlord of any damage to Landlord's properly or accident. fire or disorder occurring in the Premises or at the Shopping Center that comes to Tenant's attention;

     (t) ensure that its employees, agents, contractors and shippers park only in areas designated by Landlord. Tenant agrees to pay Landlord a fee (not to exceed $10.00 per vehicle per day) for any vehicle parked in violation of this covenant. At Landlord's request, every tenant shall furnish Landlord with a list of such tenant's employees and of the license plates of its employees' vehicles;

     (u) maintain at all times a service contract on the HVAC serving the Premises, requiring (i) all air conditioning filters to be changed at least five
(5) times per year and (ii) the HVAC to be professionally inspected and generally serviced at least quarterly. Tenant shall provide Landlord with a copy of all such service contracts. All HVAC service contractors shall be required to check in at the management office before and after each service call. If Tenant does not comply with the foregoing, then in addition to all other rights and remedies set forth in the Lease, Landlord shall be entitled to enter into a service contract on Tenant's behalf, and have Tenant's HVAC units serviced, as set forth in Section 13.05 of the Lease;

     (v) promptly comply with all laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction over the Shopping Center, and observe and comply with all covenants, requirements, and restrictions of record and all notices from Landlord, Landlord's mortgagee, or any insurance company relating to the Shopping Center or the Premises, whether substantial, foreseen or unforeseen, ordinary or extraordinary, or necessitating structural changes or improvements, or interfering with Tenant's use or enjoyment of the Premises;

     (w) not use the Common Area for display, sale, hand billing, advertising, solicitation or any other similar undertaking;

     (x) contract for semi-annual termite and pest control services for the Premises, providing Landlord a copy of the contract for these services;

     (y) participate in any recycling programs either sponsored by Landlord or required by law;

     (z)    participate in any window cleaning program sponsored by Landlord;

     (aa) keep the temperature within the Premises at a level so as to prevent water from freezing in pipes and fixtures; and

     (bb) unless specified otherwise under Tenant's Permitted Use, not operate any food preparation equipment in the Premises or the Shopping Center, including fryers, bakers, grills, or ovens. However, Tenant may keep one microwave oven on the Premises for its employee's use.

6.06. STORAGE AND OFFICE SPACE. Tenant shall use as much of the Premises as possible for selling space. Tenant shall store in the Premises only merchandise that Tenant intends to offer for sale in the Premises. Tenant shall use for office, clerical or other non-selling purposes only space in the Premises that is reasonably required for Tenant's business.

6.07. CARE OF PREMISES REGARDING HEAVY EQUIPMENT/FIXTURES. Tenant shall not move any safe or any other heavy or bulky equipment or fixtures in nor out of the Premises without Landlord's prior written consent. Landlord shall not unreasonably withhold consent to move these items. Tenant agrees that it will not place a load on the floor of the Premises that exceeds the designed floor load per square foot and will only install, operate or maintain any heavy equipment in the Premises in a manner so as to achieve a proper distribution of weight.

6.08.     NOTICE BY TENANT.   Tenant shall notify Landlord promptly of any
damage to or accidents in the Premises or in the Building and of the need for any repairs Tenant believes Landlord is obligated to make under this Lease.

6.09. RADIUS. In the event that during the Term Tenant or any person, firm or corporation who or that controls Tenant or is controlled by Tenant or is under common control with Tenant shall directly or indirectly, either individually or as a partner or stockholder or otherwise, own, operate or become financially interested in any similar or competitive store located within the Radius, then Landlord may terminate this Lease upon sixty (60) days' notice. Provided a different Trade Name is used, this section shall not apply to any store that is open and is being operated by Tenant within the Radius before the Effective Date or to any chain often (10) or more stores acquiring Tenant or acquired by Tenant after the Effective Date.

6.10.     HAZARDOUS MATERIALS.

     (a) Notwithstanding anything to the contrary set forth below, Landlord indemnifies and shall defend and hold harmless Tenant from and against all claims associated with the presence of any Hazardous Materials existing on the Premises as of the Delivery Date or placed on or around the Premises or the Shopping Center by Landlord, its agents, employees or contractors.

     (b) Tenant and its employees, agents and contractors shall not use nor cause to be used any Hazardous Materials within the Premises or in the Shopping Center in any manner that violates or may violate federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, reftnement, handling, production or disposal of Hazardous Materials.

     (c) Except as otherwise provided in Section 6.10(a) above: (1) Tenant shall be solely responsible for and shall comply with all laws, rules, ordinances or regulations of any governmental authority having jurisdiction over the Premises with respect to the presence or removal of Hazardous Materials within the Premises and compliance with any environmental laws or ordinances relating to the Premises or Tenant's use of the Premises; (2) Tenant shall be responsible for all costs including costs incurred from monitoring, clean-up or compliance incurred with respect to any Hazardous Materials placed in the Premises after the Delivery Date and shall be responsible for all costs incurred with respect to any Hazardous Materials placed in, on or under the Shopping Center by Tenant or its agents, employees or contractors; and (3) Tenant shall indemnify and hold harmless Landlord from and against any and all costs, claims, suits, causes of action, losses, injury or damage, including personal injury or property damage, and all sums paid for in settlement of claims, reasonable attorney's fees, consultant and expert fees arising during or after the Term as a result of Tenant's breach of its obligations under this section or resulting from the presence or removal of any Hazardous Materials located in the Premises
on or before the date Tenant vacates and surrenders the Premises. (d)     If
Tenant keeps any Hazardous Materials for use, disposal, generation, storage or sale in or about the Premises, Landlord may require Tenant to obtain environmental impairment liability insurance with a company or companies satisfactory to Landlord with coverage of no less than One Million Dollars ($1,000,000.00) per occurrence to ensure that anything contaminated by Hazardous Materials will be removed from the Premises and that the Premises will be restored to a clean, neat, attractive, healthy, sanitary and non-contaminated condition.

                                   ARTICLE 7.  RENT

7.01. PAYMENTS BY TENANT. Unless otherwise provided, Tenant shall pay to Landlord Rent on or before the first day of every calendar month, without demand, deductions, set-offs or counterclaims. All Rent shall be paid in United States funds, made payable to Landlord and delivered to Landlord's Payment Address unless otherwise specified by written notice from Landlord to Tenant.

7.02. MINIMUM RENT. Each month, Tenant shall pay base rent ("Minimum Rent") for the Premises in the amount described in Section 1.18 for the applicable Lease Year. The first payment of Minimum Rent shall be paid upon full execution of this Lease. Minimum Rent for any partial calendar month shall be prorated daily.

7.03.     PERCENTAGE RENT.

     (a)    Purposely omitted.

     (b)    Purposely omitted

     (c) A "sale" occurs, and the entire amount of the sales price is included in Gross Sales, whenever any of the following occurs, irrespective of the type or method of payment:

          (1) the transaction is initially reflected in the books or records of Tenant or other seller;

          (2) Tenant or other seller receives all or any portion of the sales price; or

     (3) the applicable goods or services are delivered to the customer.

     (d) "Gross Sales" shall exclude: (1) proceeds from any sales tax, gross receipts tax or similar tax that are separately stated and in addition to the purchase price, (2) bona fide transfers of merchandise from the Premises to any other stores or warehouses of Tenant (except when made to circumvent the terms of this paragraph), and (3) sales of Tenant's fixtures and equipment not in the ordinary course of Tenant's business. Refunds to customers for merchandise purchased at the Premises and returned or exchanged, if previously included in Gross Sales, shall be deducted from Gross Sales.

     (e) Tenant shall operate its business in the Premises so that a duplicate sales slip, invoice, non-resettable, serially numbered cash register receipt, or other device for recording sales approved by the Landlord, shall be issued for every sale or transaction. Tenant shall keep at the Premises or at Tenant's home office, for at least three (3) years after the end of each Lease Year, records in such form and with such detail as Landlord directs.

     (f) On or before the tenth ( 10th) day of each calendar month, Tenant shall submit a statement to Landlord showing Gross Sales for the preceding month (the "Gross Sales Statement") and a true copy of any of its monthly sales tax reports submitted to applicable governmental authorities. The Gross Sales Statement shall be in a form satisfactory to Landlord and certified by Tenant or, as applicable, an officer, its general partner, or owner. Landlord shall keep Tenant's Gross Sales information confidential unless a prospective mortgagee or purchaser of all or any part of the Shopping Center requires i t or, if Landlord is required by law or court order to reveal it. Tenant shall orally report its Gross Sales to Landlord when Landlord requests it.

     (g) Within thirty (30) days after the end of each Lease Year, Tenant shall submit to Landlord an annual statement setting forth the amount of Gross Sales for each month during the Lease Year and the amount of Percentage Rent required to have been paid by Tenant for the Lease Year. The annual statement of Gross Sales shall be certified by a licensed certified public accountant. If Tenant fails to deliver this annual statement to Landlord, Landlord may, pursuant to Section 13.05, examine Tenant's records and prepare the required annual statement on Tenant's behalf. An annual statement prepared by Landlord shall be conclusive for the Lease Year in question.

     (h) Landlord may inspect or audit Tenant's records. Any Landlord inspection or audit of Tenant's records shall occur during Tenant's regular business hours and at Tenant's offices within the continental United States. In addition, if Tenant's records or record-keeping procedures were inadequate to conduct an audit under generally accepted auditing standards, then Tenant shall pay Landlord's costs of the audit or inspection.

     (i) If Tenant fails to open the Premises to the public for business by the Commencement Date or fails to operate its business in the Premises every day according to this Lease, then as liquidated damages, and not as a penalty, Tenant shall pay to Landlord each month, in addition to all other Rent, fifty percent (50%) of the Minimum Rent until Tenant opens or resumes operation of its business in accordance with Section 6. Liquidated damages for partial months shall be prorated. This remedy shall be in addition to any and all other remedies provided for in this Lease, including those set forth in Article 13. Tenant agrees that the purpose of the liquidated damages payable under this subsection is to compensate Landlord for the loss of Percentage Rent the Landlord might have earned and for Landlord's other damages that cannot be accurately calculated, including damages arising from the loss of the traffic that would reduce the Percentage Rent Landlord might have earned from other tenants, as well as the impact of a "dark" store on security, overall safety perception, store maintenance, and similar concerns.

7.04.     ADDITIONAL CHARGES.

     (a)   Purposely omitted.

     (b)   Purposely omitted.

     (c)   Purposely omitted.

7.05.     INTEREST ON PAST-DUE SUM/LATE CHARGE.   If Tenant fails to pay when
due any sum payable under this Lease, the past-due sum shall accrue interest, from the due date until paid, at the annualized rate of eighteen percent (18%) or the highest rate permitted by applicable law, whichever is less. Interest on past-due sums shall be considered Additional Charges for purposes of this Lease. In addition, should Landlord receive any payment due under this Lease more than five (5) days after the payment is due, Tenant shall pay Landlord an administrative fee of Seventy-five Dollars ($75.00). This section shall not be construed to extend the date for any payment required under this Lease. Landlord's collection of a late charge or interest also shall not operate to cure a Default. It is agreed that any late charge or the imposition of interest is fair and reasonable under the circumstances and shall not be construed as interest on debt.

7.06.     SECURITY DEPOSIT.   Upon Tenant's execution of this Lease, Tenant
shall deposit with Landlord the amount shown as the Security Deposit in Section
1.17. Landlord shall hold the Security Deposit as collateral security for Tenant's faithful performance of all of the covenants and conditions contained in this Lease. If at any time during the Lease Term any sum payable by Tenant shall become overdue, then Landlord may apply any portion of the Security Deposit to pay the overdue sum. If Tenant fails to keep or perform any of the terms, covenants and conditions of this Lease, Landlord may apply any part or all of the Security Deposit to compensate Landlord for its loss or damage due to Tenant's breach. Should the Security Deposit or any portion of it be applied by Landlord pursuant to this section, upon Landlord's written demand, Tenant shall send Landlord a sufficient amount in cash to restore the Security Deposit to the original sum deposited. Tenant's failure to restore the Security Deposit within five (5) days after receipt of Landlord's demand shall constitute a Default. The Security Deposit shall be returned to Tenant at the end of the Lease Term if Tenant has made all payments and performed all covenants and agreements under this Lease.


                               ARTICLE 8.  COMMON AREA

8.01.     USE OF COMMON AREA.

     (a) Landlord agrees to operate, manage and maintain the Common Area of the Shopping Center. Any food court in the Common Area, public rest rooms and comfort stations, all roads and driveways serving the Shopping Center and all other areas or improvements that may be provided for the convenience and use of the occupants and tenants of the Shopping Center and their respective agents, employees, customers and invitees and other licensees of Landlord shall be maintained or repaired by Landlord or at Landlord's expense.

     (b) Tenant's use and occupancy of the Premises shall include the non-exclusive use of the Common Area and of the other facilities designated by Landlord from time to time, subject to Landlord's rules concerning their prescribed use.

     (c) Landlord may, at any time, do any of the following regarding the Common Area:

          ( 1 )   temporarily close any part to make repairs or changes;
          (2)     prevent the acquisition of public rights;
          (3)     discourage non-customer use;
          (4)     modify the traffic flow pattern and layout of parking spaces and the entrances-exits to adjoining public streets or walkways;
          (5)     utilize portions for entertainment, programs and displays;
          (6)     establish and modify reasonable rules;
          (7)     enter into, modify, and terminate easements and other
                  agreements; and
          (8)     perform other acts as Landlord finds appropriate.

8.02.     COMMON AREA MAINTENANCE EXPENSES.

     (a)     Purposely omitted.

     (b)     Purposely omitted.

     (c)     Purposely omitted.

     (d)     Purposely omitted.

     (e)     Purposely omitted.

     (f) Landlord shall manage trash removal and recycling. Landlord may retain an outside contractor to provide trash removal and recycling for the tenants in the Shopping Center and authorize the contractor to charge the tenants directly. If Landlord elects to contract for trash and garbage removal, Tenant shall pay the contractor directly for the services rendered by the contractor Recycling revenues, if any, shall belong to Landlord.

     (g)     Purposely omitted.


                                 ARTICLE 9.  TAXES

9.01.     TENANT TO PAY PROPORTIONATE SHARE OF TAXES.

     (a)   Purposely omitted.

     (b)   Purposely omitted

     (c) Tenant shall be responsible for all Taxes measured by rent payable by Tenant, Taxes on Tenant's business, and Taxes, on Tenant's personal property.


                   ARTICLE 10. INSURANCE, INDEMNITY AND LIABILITY

10.01. LANDLORD'S INSURANCE OBLIGATIONS. Landlord shall maintain, in amounts determined by Landlord, insurance covering: (a) the buildings in the Shopping Center, including coverage for vandalism and general plate glass breakage, (b) the improvements designated as Landlord's Work, and (c) the improvements to the Premises provided by Tenant pursuant to this Lease exclusive of Tenant's merchandise, trade fixtures, furnishings, equipment, plate glass, signs and personal property. Landlord also shall carry, in amounts determined by Landlord, a commercial general liability insurance including coverage for personal injury and death property damage, defamation, and false arrest, and rental interruption insurance.

10.02.    TENANT'S INSURANCE OBLIGATIONS.   Tenant shall maintain in effect at
all times the following insurance:

     (a) Personal Property Insurance. Special form property insurance against fire, vandalism, malicious mischief, sprinkler leakage and additional perils included in a standard "All Risk" coverage endorsement insuring Tenant's money and securities, accounts payable, merchandise, fixtures, furnishings, equipment, plate glass and all items of business personal property of Tenant located o# or in the Premises, in an amount not less than the full replacement value of the items insured. This coverage should remain in force for as long as this Lease is in effect.

     (b) Commercial General Liability Insurance. A commercial general liability insurance policy written on an occurrence form insuring against liability risk on or about any part of the Premises or its appurtenances, or arising from any of the acts set forth in Section 10.05 against which Tenant is required to indemnify Landlord. The commercial general liability insurance shall have. combined single limit coverage of not less than One Million Dollars ($1,000,000.00) per occurrence and not less than Two Million Dollars ($2,000,000.00) in the aggregate, including $300,000.00 Fire Legal Liability.

     (c) Product Liability Insurance. Product liability insurance for merchandise offered for sale or lease from the Premises, including, if this Lease covers leased premises in which food or beverages (particularly alcoholic beverages) are sold or consumed, coverage for liability arising out of the consumption of food or alcoholic beverages on or obtained at the Premises, with a combined single limit coverage of not less than One Million Dollars ($ 1,000,000.00) per occurrence and not less than Two Million Dollars ($2,000,000.00) in the aggregate.

     (d) Liquor Liability Insurance. Should Tenant sell alcoholic beverages for consumption on the Premises, liquor liability coverage in the minimum amount of Two Million Dollars ($2,000,000.00).

     (e) Workers compensation insurance and any other policies of insurance required by law.

     (f) During any time when construction is being performed, builder's risk property insurance, and Owners, Contractors Protective (OCP) liability or comparable commercial general liability insurance in the name of Landlord with a combined single limit coverage of not less than One Million Dollars ($1,000,000.00) per occurrence and not less than Two Million Dollars ($2,000,000.00) in the aggregate.

     (g) Any other policies of insurance requested by Landlord and customarily maintained by persons in the same business as Tenant. Landlord may increase any of the minimum limits prescribed in this section.

10.03.    GENERAL PROVISIONS.

     (a) All insurance policies required to be maintained by Tenant shall: (1) be issued by insurance companies reasonably satisfactory to Landlord and authorized to do business in the State; (2) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; and (3) name Landlord and any managing agent and Mortgagee of the Shopping Center as additional insureds as their respective interests may appear. Neither the issuance of any insurance policy required under this Lease, nor the minimum limits specified with respect to Tenant's insurance coverage, shall be considered to limit or restrict Tenant's liability arising out of this Lease. Before Tenant takes possession of or commences work in the Premises, or before any required insurance policy shall expire, Tenant shall deliver to Landlord a duplicate original or certified copy of each required policy or renewal of required policy, together with evidence of payment of all applicable premiums. In the event that Tenant shall fail promptly to furnish evidence of any insurance coverage, Landlord, at its sole option, may obtain the required insurance as set forth in Section 13.05.

     (b) Insurance required under this Lease may be carried under a blanket policy covering the Premises and other locations of Tenant, provided that the coverage required is at all times in effect. Required insurance may be carried under a primary and an excess coverage policy. Each required insurance policy shall provide, and any certificate evidencing the existence of each insurance policy shall certify that, unless Landlord shall receives thirty (30) days' prior written notice: (1) the insurance policy shall not be cancelled and shall continue in full force and effect, (2) the insurance carrier shall not fail to renew the insurance policy, and (2) no material changes may be made in the insurance policy. "Insurance policy" as used in this subsection includes any extensions or renewals of the insurance policy.

     (c) Tenant shall not do or permit to be done any act upon the Premises that violates the terms of Landlord's insurance policies referred to in this Article 7 or cause an increase in the premiums. If any act or omission of Tenant, its agents, employees or contractors causes an increase in Landlord's insurance premiums or results in other increased costs to Landlord in connection with the insurance policies, then Tenant shall reimburse Landlord on demand as Additional Charges the amount of any costs or increased premiums. If Tenant uses the Premises for the preparation of food, Tenant shall reimburse Landlord on demand for any part of the premium for insurance coverage under Section 10.01 that is required to be paid on account of Tenant's use of the Premises for preparation of food.

     (d) The parties agree that the all required fire and extended coverage insurance policies shall contain a waiver of subrogation as prescribed in Section 10.05.

10.04.    COVENANTS TO HOLD HARMLESS.

     (a) Landlord and Tenant agree that with respect to any loss generally covered under fire and extended coverage insurance, the party suffering the loss releases the other party, its officers, directors, employees, and agents from any and all claims and liability or responsibility with respect to the loss, including losses arising out of the inability to conduct business. The parties further agree that their respective insurance companies shall have no right of subrogation against the other on account of this release.

     (b) Tenant indemnifies and agrees to hold harmless Landlord, its officers, directors, partners, employees and agents and any mortgagee or master lessor of the Shopping Center (the "Indemnitees") from and against any and all claims, actions, damages, liability, costs and expense, including attorneys' fees, that

          ( 1 ) arise from or are in connection with the operation of Tenant's business at the Shopping Center, including injury to Tenant's employees;

          (2) arise from or are in connection with any acts, omissions, or negligence of Tenant or Tenant's agents, employees, contractors, licensees or invitees;

          (3) result from any default, breach, violation or nonperformance of any provision of this Lease by Tenant; or

          (4) result from injury to person or property or loss of life sustained in or about the Premises.

Tenant shall defend any and all claims actions, suits and proceedings that may be brought against any Indemnitee with respect to the matters described in this subsection. Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees that are entered against any indemnitee with respect to the matters described in this subsection. Notwithstanding the foregoing, any Indemnitee shall have the right, in its sole discretion, to defend or move to intervene in any action to protect its interest. Should any Indemnitee elect to defend or to intervene, Tenant shall continue to hold harmless the Indemnitee and shall pay all costs, expenses and attorneys' fees incurred or paid by the Indemnitee in connection with the action.

10.05.    LIABILITY OF LANDLORD TO TENANT.   Except with respect to any
damages resulting from Landlord's gross negligence, Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord of and from, any damage, loss, compensation, accident, or claims arising out of any of the following:

     (a)     necessary repair of the Shopping Center;

     (b)     any interruption of Tenant's use of the Premises;

     (c) the use or operation of any elevators, heating, cooling, electrical or plumbing equipment;

     (d) the termination of this Lease by reason of the destruction of the Premises;

     (e)     any fire, robbery, theft, or any other casualty;

     (f)     any leakage in any part or portion of Premises or the Shopping
Center;

     (g) any water, wind, rain or snow that may leak into, or flow from part of the Premises or the Shopping Center;

     (h)     any acts or omissions of any other tenant in the Shopping Center;

     (i) any explosion, casualty, utility failure or malfunction, or falling objects; or

     (.i)    the bursting, stoppage or leakage of any pipes, drains,
conduits, appliances or plumbing works.

                        ARTICLE 11.  ADVERTISING AND MARKETING

11.01.    MARKETING FUND. Purposely omitted.

11.02.    TENANT'S CONTRIBUTION. Purposely omitted.

11.03.    MISCELLANEOUS MARKETING REQUIREMENTS. Tenant agrees that it shall:

     (a)   Purposely omitted.

     (b)   Purposely omitted.

     (c)   Purposely omitted.

     (d) Spend at least two percent (2%) of its annual Gross Sales on advertising.

     (e) Refer to the name and address of the Shopping Center, identify its business activity, and use Tenant's Trade Name and the Shopping Center's 1ogo in all its advertising for its business in the Premises.


                        ARTICLE 12. REPAIRS AND MAINTENANCE

12.01. LANDLORD'S RESPONSIBILITIES. Landlord shall maintain the sewer, utility and water lines installed by Landlord located outside of and servicing the Premises and the roof, foundation, floor slab, and exterior walls of the Building, unless a need for repair arises from an act or omission of Tenant, its agents, employees or contractors. All costs incurred by Landlord for maintenance as described in this section shall be included in Common Area Maintenance Expenses.

12.02.    TENANT'S RESPONSIBILITIES.

     (a) Except for the repair and maintenance obligations of Landlord described in Section 12.01, Tenant shall maintain the Premises and all equipment and fixtures within or appurtenant to the Premises in good tenantable condition. Tenant's responsibilities include maintaining and promptly making any and all necessary repairs to or replacement of the following:

          ( 1 )   that portion of any pipes, lines, ducts, wires or conduits contained within and serving solely the Premises;

          (2) all windows, doors, glass, window frames and door frames comprising the storefront of the Premises;

          (3)     Tenant's sign;

          (4) the floors and floor coverings, doors, windows, walls, partitions and ceilings in the Premises, including all entranceways and vestibules;

          (5) the heating, ventilating, air conditioning, electrical and plumbing equipment and fixtures serving solely the Premises; and

          (6) any pan of the Premises or the Shopping Center damaged as a result of any act or omission of Tenant, its agents, contractors, employees or invitees, or by the failure of Tenant to perform any of its obligations under this Lease.

     (b) Tenant, at its expense, shall maintain the Premises in a sanitary and safe condition in accordance with State laws. Tenant shall comply with all laws, ordinances, rules, regulations and orders of any lawful authority having jurisdiction affecting the Premises or Tenant's use of the Premises.

     (c) Tenant shall install and maintain fire extinguishers and other fire protection devices required by any governmental agency or insurer. If any governmental authority requires or recommends any changes in the sprinkler system or other fire equipment by reason of Tenant's business or the location of partitions, trade fixtures, or other contents of the Premises, or if for any of these reasons any changes become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in insurance rates, Landlord's contractor shall promptly make the changes, and Tenant shall pay Landlord for the changes within ten
(10) days after Landlord's request for payment.

                           ARTICLE 13. DEFAULT AND REMEDIES

13.01. EVENTS OF DEFAULT. If any one or more of the following events occur, the event or events shall constitute a "Default" under this Lease.

     (a)     Tenant fails to operate its business in compliance with Sections
6.01 and 6.02.

     (b) Tenant fails to pay Rent when it becomes due and payable or fails to furnish an estoppel certificate and either failure continues for
five (5) days after written notice from Landlord to               Tenant.

     (c) Tenant fails to perform or comply with any term or condition of this Lease other than those set forth in the other subsections of this
Section 13.01, and the failure continues for twenty (20) days after written notice from Landlord to Tenant. If Tenant begins to cure the failure during the twenty (20) day period but the term or condition is of a nature that it cannot with continuous diligence be cured within the twenty (20) day period, and provided that Tenant notifies Landlord that it cannot completely cure the failure within the twenty (20) day period and diligently continues to make all reasonable efforts to cure the failure, then the period shall be extended for the number of days required to effect the cure.

     (d) Tenant is given three (3) notices under Section 13.01(a), 13.01(b,) or 13.01(c) in any 24-month period, notwithstanding any subsequent cure of the failure to perform or observe the terms or conditions of the Lease as identified in the notices.

     (e) Any lien, execution, levy, attachment or other legal process of law shall occur upon Tenant's goods, fixtures, or interest in the Premises or relating to the Shopping Center that is not discharged or bonded within ten
(10) days after the occurrence.

     (f')     Tenant is in Default as specifically provided in other sections of this Lease or in any other lease between Tenant and Landlord or its affiliate.

13.02.    LANDLORD'S REMEDIES.

     (a) Should a Default occur under this Lease (whether before or during the Term) and continue beyond any applicable cure period, then in addition to all other rights or remedies it may have, Landlord may terminate this Lease and the Term effective on a date specified by Landlord in a notice to Tenant. The termination date shall not be less than five (5) days after
Landlord's notice.            Upon termination, Tenant shall quit and
surrender the Premises to Landlord. Notwithstanding any termination pursuant to this section, Tenant shall remain liable for all obligations that would have arisen under this Lease during the balance of the Term and for other damages as described in this section. Landlord may bring an action to recover possession from Tenant holding over and Landlord may, without notice, re-enter the Premises, recover possession of and dispossess the Premises from Tenant, and remove and dispose of the contents of and hold the Premises as if this Lease had not been made.

     (b) If this Lease is terminated or Tenant is dispossessed before the expiration of the Term under this section, or if Tenant abandons or vacates the Premises before the expiration or termination of the Term without having paid the full Rent for the remainder of the Term, Landlord may relet the Premises under terms as the Landlord may determine in its sole discretion. If the full rental reserved under this Lease and any of the costs, expenses or damages described below shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including any Rent deficiency. For purposes of the deficiency in Rent that would have been due under this Lease during any period following Landlord's election to accelerate Rent, deficiency means the excess of the future rent that would have been payable under this Lease over the rental value of the Premises for the balance of the Term, discounted to present value as of the date of acceleration based on an interest rate equal to 200 basis points below the Prime Rate. If, at the time that damages are to be determined under this section Landlord has relet the Premises in whole or in pan, then the deficiency in Rent means the excess of the future rent that would have been payable under this Lease over the future rent called for in the re-lease during the remainder of the Term and the deficiency shall be discounted to net present value based on an interest rate equal to 200 basis points below the Prime Rate. Tenant also shall be liable for all of Landlord's costs associated with Tenant's Default and any attempts by Landlord to relet the Premises, including Landlord's reasonable attorney's fees, brokerage fees, construction costs, tenant allowances, and expenses incurred in taking the actions set forth in this section in order to place the Premises in first class condition and to re-let the Premises. Landlord, in preparing the Premises for reletting, may make alterations, repairs or replacements in the Premises as Landlord determines advisable, and the making of the alterations, repairs or replacements shall not operate to release Tenant from liability under this Lease. Landlord shall not be liable for failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent under reletting. Tenant shall not be entitled to receive the excess or any credit with respect to the excess, if any, of net rent collected over the sums payable by Tenant to Landlord.

     (c) Any loss of rent and other damages sustained by Landlord may be recovered by Landlord: (1 ) either before or after any reletting; (2) in one or more separate actions, from time to time in Landlord's discretion, as loss of rents or damages shall accrue; or (3) in a single proceeding deferred until the expiration of the Term, in which event Tenant hereby agrees that the cause of action shall not be considered to have accrued until the original date of expiration of the Term. Nothing in this Lease shall be construed to require Landlord to wait until this Lease or the Term would have expired had there been no Default by Tenant or no cancellation or termination. All amounts due under this section, including all attorneys'
fees and other Landlord expenses, shall be considered.   Additional Charges
and may be recovered by Landlord in the same manner as Minimum Rent. Landlord shall be entitled to any deficiency in Rent upon demand.

     (d) Nothing contained in this Lease shall prevent Landlord from enforcing any claim it may have against Tenant for anticipatory breach of the unexpired Term. In the event of a breach or anticipatory breach by Tenant of any of the provisions of this Lease, and in addition to the remedies provided for under this Lease, Landlord may seek an injunction or any remedy provided for at law or in equity. Mention in this Lease of any particular remedy shall not preclude Landlord from resorting to any other remedy, in law or in equity. Tenant expressly waives, so far as permitted by law, the service of any notice of intention to reenter provided for in any statute, or the institution of legal proceedings to that end. Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all rights of redemption or re-entry or repossession granted by or under any laws in the event Tenant is evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Premises.

13.03. BANKRUPTCY.

     (a) No interest in this Lease shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise unless specifically provided by law. Tenant's voluntary or involuntary bankruptcy, including reorganization under the Bankruptcy Code, shall constitute a Default.

      (b)     Rights and Obligations Under the Bankruptcy Code.

          ( 1 )   Upon filing of a petition by or against Tenant under the
               Bankruptcy Code, Tenant, as debtor and as debtor-
                in-possession, and any trustee who may be appointed with respect to Tenant's assets or estate shall pay monthly in advance on the first day of each month, as reasonable compensation for the use and occupancy of the Premises, an amount equal to all Minimum Rent and all other Additional Charges otherwise due pursuant to this Lease.

          (2) It is agreed that this Lease is a lease of real property in a shopping center as described in Section 365 of the Bankruptcy Code.

          (3) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of the assumption or assignment of this Lease are the following conditions and obligations:

          (i) to cure any monetary defaults, including default in Tenant's obligation to reimburse Landlord for Landlord's reasonable attorneys' fees and disbursements incurred (i) in enforcing this Lease under Section 13.05 and (ii) in connection with the assignment of this Lease under Section 16.01) and reimbursement of pecuniary loss within not more than thirty (30) days of assumption or assignment;

          (ii) to deposit an additional sum equal to three (3) months' Minimum Rent and Additional Charges to be held by Landlord to secure the future performance under this Lease of Tenant or its assignee;

          (iii) to not change the Permitted Use and Trade Name as set forth in Sections 1.06 and 1.03, respectively, of this Lease and the quality, quantity and lines of merchandise, goods or services required to be offered for sale; and

          (iv) to obtain prior written consent of any Mortgagee of the Shopping Center to the assumption or assignment.

13.04.    ADDITIONAL REMEDIES AND WAIVERS.   The rights and remedies of
Landlord described in this Lease shall be in addition to any other fight and remedy now or hereinafter provided by law, and all rights and remedies shall be cumulative. No action or inaction by Landlord shall constitute a waiver of default or termination and no waiver of default or termination shall be effective unless it is in writing and signed by Landlord.

13.05. CURE OF TENANT'S FAILURE. If Tenant fails to perform any of its obligations under this Lease (including complying with the rules and regulations of the Shopping Center), Landlord may, but is not obligated, upon ten (10) days written notice to Tenant (except in the event of an emergency, in which event no notice shall be required), cure Tenant's failure at Tenant's expense. If Landlord has already terminated this Lease, Landlord's cure or attempt to cure any failure that occasioned termination of this Lease shall not result in a waiver of the termination. Tenant shall reimburse Landlord for Landlord's reasonable attorneys' fees, costs, and expenses incurred to enforce this Lease. Tenant agrees to promptly repay Landlord as Additional Charges all sums paid by Landlord pursuant to this Article, plus a service fee of fifteen percent (15%).

                    ARTICLE 14.  DESTRUCTION OF PREMISES

14.01.    CONTINUANCE OF LEASE.

     (a) Landlord may terminate this Lease upon written notice to Tenant under the following circumstances:

          (1) More than 25% of the square footage of the Premises is damaged by fire or other casualty during the last three (3) years of the Term and the cost of repair, in the Landlord's estimate, exceeds $25,000. Tenant may avoid termination under this subsection if it has an option to renew the term and it notifies the Landlord within ten (10) days of the date of Landlord's notice of termination that it chooses to exercise that option;

          (2) Landlord is unable to rebuild any damaged portion of the Shopping Center because it cannot obtain required governmental approval to rebuild;

          (3) More than 35% of the square footage of the Shopping Center is damaged by fire or other casualty; or

          (4) All or part of the Shopping Center is damaged by the occurrence of a risk not covered by the insurance required under Article 10.

     (b) Should Landlord choose to terminate this Lease pursuant to this section, it shall give written notice to Tenant within ninety (90) days after the damage occurs or Landlord determines it cannot obtain governmental approval to rebuild, whichever is later.

     (c)     Upon termination of the Lease pursuant to this section:

           (1)  the entire proceeds of the insurance provided for in Section
               10.01 shall be paid by the insurance company or companies directly to Landlord and shall belong to Landlord;

           (2)  the portion of the proceeds of the insurance provided for in
               Section 10.02 that is allocable to equipment, fixtures and other items and that belong to the Landlord upon the termination of this Lease under the terms of the Lease shall be paid by the insurance company or companies directly to Landlord and shall belong to Landlord, and any balance of the proceeds shall be paid to Tenant; and

           (3) Landlord and Tenant shall be relieved from any and all further liability or obligation accruing under this Lease after the date of the termination.

     (d) Tenant waives all rights that it may have pursuant to law to terminate this Lease by reason of damage to the Premises by fire or other casualty and agrees that the provisions of this article shall control in the event of fire or other casualty.

14.02.    RECONSTRUCTION.

     (a) If fire or other casualty damages all or any portion of the Premises and Landlord elects not to terminate this Lease, then Landlord shall repair the damage to the extent of available insurance proceeds promptly upon receipt of the insurance proceeds. During the time the Premises is being repaired, all Rent shall be reduced in proportion to the floor area of the Premises rendered unusable. Resumption of full payment of Rent shall occur, and Tenant shall be obligated to reopen all of the Premises for business, by the fifteenth (15th) day after Landlord notifies Tenant that the Premises have been repaired. If Tenant opens at an earlier time in the damaged area or remains open in the damaged area, then there shall be no reduction in Rent for those days Tenant is open in the damaged area.

     (b) Landlord may direct Tenant to repair and reconstruct the improvements to the Premises originally provided by Tenant. Should Landlord direct Tenant to make repairs, Tenant shall commence repairs within ten (10) days following Landlord's notice and shall diligently pursue the completion of the repairs and cause them to be completed as soon as possible, but in any event within thirty (30) days following the substantial completion of any of Landlord's repair work. In making repairs or reconstruction, Tenant, at its expense, shall comply with all laws, ordinances and governmental rules or regulations, shall perform all work or cause such work to be performed with due diligence and in a first-class manner, and shall obtain all necessary permits.

     (c) In the event of any repair and reconstruction by Tenant, Landlord shall make available to Tenant any applicable portion of any of Landlord's insurance proceeds received for Tenant's improvements. Unless Tenant has designated in writing to Landlord in advance of the fire or casualty the reasonable replacement value of its improvements, Landlord shall determine how much of Landlord's insurance proceeds shall be allocated for Tenant's improvements. In the event of any repair or reconstruction by Tenant, Landlord's architect or other representative shall direct the payment of the insurance proceeds to the Tenant, payable to Tenant only upon receipt by Landlord of certificates of the architect stating that the payments specified are properly payable for the purpose of reimbursing Tenant for expenditures actually made by Tenant in connection with the repairs or reconstruction. At the election of Landlord or Landlord's mortgagee, direct payments may be made to contractors, material suppliers and laborers upon written certification by the architect that the payments are due and payable. Any insurance proceeds in excess of Tenant's actual expenditures shall belong to Landlord. Any amount expended by Tenant in excess of any insurance proceeds received by Landlord and made available to Tenant shall be the sole obligation of Tenant.

     (d) Tenant shall ensure that anyone repairing Tenant's improvements to the Premises shall do so in accordance with Tenant's plans and specifications originally approved by Landlord pursuant to Exhibit B and in accordance with subsequent working drawings and specifications previously approved by Landlord, or, at Landlord's sole election, with new drawings prepared by Tenant and approved in writing by Landlord.

     (e) Landlord shall not be required to repair or replace Tenant's merchandise, trade fixtures, furnishings and equipment. Except as provided in this Article, Landlord shall not be liable or obligated to Tenant by reason of any fire or other casualty damage to the Premises, or any damages suffered by Tenant or the deprivation of Tenant's possession of all or any part of the Premises.

                             ARTICLE 15.  CONDEMNATION

15.01.    EMINENT DOMAIN.   If greater than fifty percent (50%) of the
leasable area of the Premises is taken or condemned by any governmental authority, including by purchase by a governmental authority in lieu of a taking (an "act of eminent domain"), then either party may terminate this Lease by giving notice to the other party not more than sixty (60) days after the date title vests in the governmental authority. If by act of eminent domain the parking facilities of the Shopping Center are reduced below the minimum parking requirements required by applicable authorities, Landlord may terminate this Lease by giving Tenant notice within one hundred twenty (120) days after title vests in the governmental authority. In addition, if the leases of tenants occupying more than fifty percent (50%) of the leasable area of the Shopping Center terminate pursuant to an act of eminent domain, Landlord may terminate this Lease by providing sixty (60) days' written notice to Tenant. In the case of any act of eminent domain, whether or not the term of this Lease shall terminate, all of the condemnation award shall belong to Landlord. However, Tenant shall be entitled to any statutory relocation awards and to any award for trade fixtures and other equipment, not including any Tenant's Work required or permitted under this Lease which under the terms of this Lease would have become the property of Landlord. Any award to Tenant shall not be in diminution of any award otherwise to be made to Landlord in the absence of an award to Tenant.

15.02.    RENT APPORTIONMENT.   In the event of any act of eminent domain,
Tenant's Minimum Rent and Sales Breakpoint shall be reduced as of the date of vesting of title based on the proportion that the leasable area taken from the Premises bears to the entire leasable area of the Premises immediately prior to the vesture. Likewise, all Additional Charges under this Lease that are based on the leasable area of the Premises or the leasable floor area in the Shopping Center shall be adjusted accordingly.

15.03.    TEMPORARY TAKING.   Notwithstanding anything to the contrary in
this article, the requisitioning of all or any part of the Premises by military or other public authority because of a temporary emergency or other circumstance shall only constitute an act of eminent domain when the use by the requisitioning authority is expressly provided to continue, or has continued, for a period of more than one hundred and eighty (180) days. If, after 180 days, this Lease is not terminated under Section 15.01, then for the duration of any period of use of the Premises by the requisitioning authority, all the terms and provisions of this Lease shall remain in full force and effect, except that the Minimum Rent and Sales Breakpoint shall be reduced in the same proportion that the leasable area of the Premises requisitioned bears to the total leasable area of the Premises. Landlord shall be entitled to any compensation paid by the requisitioning authority for the use and occupation of the Premises.

              ARTICLE 16.  ASSIGNMENT, SUBLETTING AND ENCUMBERING LEASE

16.01. NO ASSIGNMENT, ETC. WITHOUT LANDLORD'S CONSENT. Notwithstanding any references to assignees, licensees, subtenants, concessionaires or other similar entities in this Lease, Tenant shall not, without Landlord's prior written consent:

     (a) assign or otherwise transfer, or mortgage or encumber this Lease or any of Tenant's rights under the Lease, (b) sublet all or any part of the Premises or permit the use of any part of the Premises by any persons other than Tenant; or (c) permit the assignment or other transfer of this Lease by operation of law. Any prohibited assignment, sublease, or transfer shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, subtenant or occupant, and shall constitute an event of Default subject to the provisions of Section 13.02.

16.02.    TENANT REQUEST.

     (a) Tenant may request that it be allowed to assign this Lease or sublet the Premises by addressing a request to Landlord in writing at least sixty (60) days prior to the proposed commencement date of the sublease or assignment. Tenant's request shall include, as applicable: (1) the name and address of the proposed sublessee or assignee; (2) the current credit rating and financial statements for the most recent three annual periods of the proposed sublessee or assignee; (3) a description and drawing of the portion of the Premises to be sublet; (4) the rent to be paid by such sublessee or assignee; (5) a description of and documentation evidencing all the other terms and conditions of the proposed subletting or assignment of lease; and
(6) any other information as Landlord may request. Landlord shall have no obligation to consent to any proposed assignment or sublease.

     (b) In addition to any other conditions applicable to the proposed assignment or subletting, Landlord may also consider, in determining whether it will consent to the proposed assignment or sublease:

     (1) whether Tenant has operated the Premises for at least one year under the Trade Name and for the Permitted Use and neither has been nor is not then in Default under this Lease or any other agreement with Landlord;

     (2) whether occupancy by the proposed sublessee or assignee will be consistent with the dignity and character of the Shopping Center and will not be more objectionable or more hazardous than that of Tenant;

     (3) the financial standing of and whether the proposed assignee or sublessee has sufficient prior experience in similar retail operations;

     (4) in the case of a nationally known Tenant, whether the subletting or assignment shall be to a tenant who is a nationally known manufacturer of consumer products of comparable quality to that of Tenant;

     (5) whether the proposed sublease will be expressly subject to all of the obligations of Tenant under this Lease, and shall specifically provide that there shall be no further subletting of the Premises or assignment or mortgaging of the sublease;

     (6) whether the proposed sublessee or assignee is not already a tenant, subtenant or assignee of any premises within the Shopping Center, or that there is no unleased comparable space in the Shopping Center;

     (7)   Purposely omitted; and

     (8) whether the proposed use in connection with the assignment or sublease is the same as the Permitted Use, or, if not the same, is compatible, with the uses and tenant mix then existing within the Shopping Center, and that the proposed use will not otherwise be in violation of any exclusive right then in existence at the Shopping Center.

16.03.    LANDLORD RIGHT TO TERMINATE.   Unless a transfer is part of a
transaction involving the transfer of the Premises and at least ten (10) other retail store locations of Tenant, if Tenant submits a written request to sublease or assign all or a portion of the Premises or this Lease, then Landlord may terminate this Lease and regain possession of the Premises. If Landlord elects to terminate this Lease pursuant to this section, it shall do so within thirty (30) days after it receives Tenant's written request. Landlord's notice shall state the date this Lease shall terminate, which shall be between thirty (30) and ninety (90) days after Landlord's notice. However, Tenant may, within fifteen (15) days after Landlord's termination notice, vitiate Landlord's termination notice by notifying Landlord in writing that it withdraws its request to assign or sublease. After termination, Landlord may lease the Premises on any terms and conditions as Landlord determines appropriate in its sole and absolute discretion. Tenant shall be responsible for any brokerage or similar fees incurred by Landlord in releasing the Premises.

16.04.    COSTS.

      (a) Should Landlord consent to Tenant's sublease or assignment: (1) Tenant shall pay Landlord all consideration accruing to Tenant as the result of any assignment of this Lease; and (2) Tenant shall pay Landlord all consideration accruing to Tenant as the result of any subletting or other occupancy arrangement with respect to the Premises in excess of the Rent then payable, determined on a square foot basis if only a portion of the Premises is being sublet. In the case of an assignment, the consideration, and in the case of a subletting or other occupancy arrangement, the excess, shall be paid when received by Tenant. For purposes of this subsection, consideration means the net consideration received after payment of bona fide brokerage fees to unrelated parties. Tenant shall deliver to Landlord a certificate specifying the full amount of all consideration within five (5) days after Landlord requests it.

     (b) Tenant shall pay, as Additional Charges, any costs and expenses, including attorney's fees, incurred by Landlord in connection with any request for any proposed or purported assignment, transfer or sublease. In addition, Tenant shall pay a review fee of One Thousand and No/100 Dollars ($1,000.00) payable as follows: $500.00 payable upon Tenant's request and $500.00 payable upon the assignment, transfer, or sublease.

16.05. ASSUMPTION OF OBLIGATIONS. Should Landlord consent to any sublease of the Premises or assignment of this Lease, and as a condition to Landlord's consent, the sublessee or assignee shall assume the performance of all of Tenant's covenants, conditions and obligations under this Lease, including any accrued outstanding obligations of Tenant at the time of the assignment or subletting. This assumption shall be by written recordable instrument, in form and substance satisfactory to Landlord, duly executed and delivered to Landlord prior to such sublessee or assignee taking possession of all or any part of the Premises. No assignment or sublease shall release the Tenant from any obligation under this Lease.

16.06.    CHANGE OF CONTROL.   If Tenant is a corporation, then the sale,
issuance or transfer of any voting stock of Tenant or of any corporate entity which directly or indirectly controls Tenant that results in a change in the voting control of Tenant or the corporate entity which controls Tenant is a prohibited assignment of this Lease. If Tenant is a partnership or an unincorporated association, then the sale, issuance or transfer of a majority interest, or the transfer of a majority interest in or a change in the voting control of any partnership or unincorporated association or corporation which directly or indirectly controls Tenant, or the transfer of any portion or all of any partnership or managing partnership interest in Tenant or other entity is a prohibited assignment of this Lease. The provisions of this subsection shall not apply if the entity is a corporation subject to the reporting requirements of the Securities Exchange Act of 1934 or if Tenant operates or the entity controls companies that operate at least twenty-five other stores of similar nature and under the same trade name as Tenant.

16.07.    NO WAIVER.   Neither the consent by Landlord to any assignment,
transfer, or sublease to any party, nor the collection or acceptance of rent from any third party shall be construed as a waiver or release of Tenant from any covenant or obligation under this Lease. Any consent by Landlord to any transfer shall not operate as a waiver of any of Tenant's responsibilities in the future or the requirement to obtain Landlord's consent to any subsequent transfer.

                   ARTICLE 17.  SUBORDINATION; FINANCING; TRANSFERS

17.01.    SUBORDINATION.   Tenant agrees that this Lease is subordinate to
any ground leases, mortgages or deeds of trust that are now or may hereafter be placed upon the Premises, and to any and all advances, interest, easements, right of ways or other agreement benefitting the Premises and transfers pursuant to Landlord's exercise of its right(s) to purchase under any ground lease or agreement to purchase, and renewals, replacements and extensions of any of the foregoing (collectively, "Encumbrances"). Tenant agrees that upon Landlord's request, or the request of any ground lessor, mortgagee, trustee, transferee or beneficiary (each of whom shall be referred to in this article as a "Mortgagee"), Tenant shall execute whatever instruments may be required to carry out the intent of this article.

17.02.    ATTORNMENT.   If and so long as any Encumbrance is effective, then
at the Mortgagee's option: (a) This Lease and Tenant's tenancy will continue in full force and effect notwithstanding: (1) the occurrence of an event of default under the Encumbrance; (2) any failure by Landlord to comply with any provision of this Lease; (3) any defense, counterclaim or set-off to which Tenant might be entitled against Landlord; (4) any delay or omission by the Mortgagee in exercising, or any waiver by the Mortgagee of any right or remedy under the Encumbrance or the note that it secures ("Note"); (5) any amendment of or supplement to the Note or the Encumbrance that does not affect any rights of Tenant under this Lease; or (6) any bankruptcy, receivership, insolvency, reorganization, composition, dissolution, liquidation, or similar proceeding with respect to Landlord.

     (b) If any Mortgagee enters into and possesses all or any part of the Premises through summary or other proceedings, Tenant shall be obligated to pay to the Mortgagee the rent payable under the Lease and otherwise shall comply with the Lease.

     (c) 1f any Mortgagee or any purchaser at any public or private foreclosure sale resulting from any default under any Encumbrance shall enter into and possess all or any part of the Premises through summary or other proceedings, Tenant, without charge, shall attorn to the Mortgagee or purchaser and recognize the Mortgagee or purchaser as its Landlord under this Lease and will promptly execute upon request of the Mortgagee or purchaser an agreement of attornment that is in recordable form.

17.03.  FINANCING REQUIREMENTS.   If any construction lender, land lessor, or
permanent lender for the Shopping Center requires, as a condition to financing, modifications to this Lease that do not materially alter the approved working plans, do not increase the Rent to be paid under this Lease, and do not materially increase Tenant's obligations or materially decrease Tenant's


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

rights under this Lease, Landlord may submit to Tenant a written amendment with the required modifications. Tenant shall execute the amendment and return it within ten (10) days after Landlord has submitted the amendment. If Tenant fails to execute and return the amendment within the prescribed time, Landlord may elect either (a) to execute the amendment in Tenant's name and on Tenant's behalf, Tenant herein granting to Landlord an irrevocable power-of-attorney to do so, or (b) declare a Default, in which case, Landlord shall have all of the rights set forth in Section 13.02.

17.04. TRANSFER OF LANDLORD'S INTEREST. Landlord may transfer its interest in the Premises or the Shopping Center or this Lease, including by sale or assignment ("Landlord Transfer") without notice to or the consent of Tenant. In the event of Landlord Transfer, Landlord shall be automatically relieved of any of its obligations under the Lease. Upon delivery to a successor Landlord of any funds then in Landlord's possession in which Tenant has an interest, Landlord shall be released of all of its obligations with respect to the funds. A Landlord Transfer shall not release Tenant of its obligations under the Lease, and Tenant agrees to attorn to Landlord's transferee upon written notice of a Landlord Transfer.

17.05.  ESTOPPEL CERTIFICATE.   Tenant shall, without charge and at any time
within ten (10) days after a request by Landlord execute and deliver to Landlord a written estoppel certificate in reasonable form certifying to Landlord or any other person(s) designated by Landlord: (a) that the Premises have been delivered to Tenant in the condition required by this Lease and that Tenant is in possession of the Premises and is currently paying Rent in full; (b) that the Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease is in full force and effect as modified and setting forth the modifications; (c) whether or not there are then existing any set-offs or defenses against the enforcement of any right or remedy of Landlord, or of any duty or obligation of Tenant under the Lease, and if so, describing the setoffs or defenses; (d) the dates, if any, any Rent has been paid in advance; (e) that Tenant has no knowledge of any uncured defaults on the part of Landlord under this Lease, or if Tenant knows of any event, a description of the event; (f) that Tenant has no knowledge of any event that authorized Tenant to terminate this Lease (or if Tenant has any knowledge, specifying the event in detail); (g) the current and future schedule of Rent; (h) the expiration date of the Term and of any Option Term; and (i) any other matters that Landlord or such other person(s) may require to be confirmed. Tenant's failure to respond within the ten (10) day period prescribed in this section shall constitute Tenant's irrevocable acceptance and approval of the facts set forth in any statement delivered by Landlord to Tenant pursuant to this section and shall thereafter be estopped from asserting any claims contrary to the statements contained in the estoppel certificate.

                                 ARTICLE 18.  DELAYS

     If either party is delayed or prevented from performing any of their respective obligations because of acts of nature, casualty, strikes, lockouts, labor troubles, inability to procure materials, failure of power, governmental restrictions or reasons of a like nature not the fault of the party delayed in performing the obligation, and provided that the party promptly notifies the other, then the period of delay shall be added to the time provided for the performance of the obligation, and the defaulting party shall not be liable for losses or damages caused by the delay. However, the provisions of this article shall not affect Tenant's obligation to pay Rent, notwithstanding that the performance of Tenant's Work may be delayed, or affect any obligation of Landlord or Tenant that can be satisfied by the payment of money, and shall not excuse Tenant from its obligation to continuously operate its business within the Premises in accordance with the provisions of Sections 6.01 and 6.02.

                               ARTICLE 19.  END OF TERM

19.01. RETURN OF PREMISES. Upon the Expiration Date or sooner termination of the Term, Tenant shall surrender the Premises to Landlord free of Tenant's inventory, fixtures and storefront sign(s), broom-clean and in good condition, ordinary wear and tear excepted. Tenant shall turn over all keys to the Premises and inform Landlord of all combinations of locks, safes and vaults, if any, in the Premises. Termination of this Lease for any reason shall not relieve Tenant from any obligation arising under this section, or from any obligation or damages arising out of any breach by Tenant, and Landlord's right to enforce such obligations and recover damages shall survive termination. Subject to the provisions of Section 5.05, Tenant shall promptly remove all of its personal property, including its storefront sign(s), repair all damage to the Premises caused by the removal of Tenant's property and restore the Premises to the condition it was in prior to the installation of the property removed. Any personal property of Tenant not removed within ten (10) days following the expiration or earlier termination of this Lease shall be considered abandoned by Tenant and, at Landlord's option, becomes Landlord's property and may be retained or, at Tenant's expense, disposed of by Landlord. Tenant's obligation to observe or perform the covenants in this section shall survive the termination of this Lease.


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

19.02. HOLDING OVER. If Tenant remains in possession of the Premises after the expiration or termination of this Lease, Tenant shall be considered to be occupying the Premises at double the Rent in effect during the last Lease Year of the Term and otherwise subject to all of the terms and conditions of this Lease. At Landlord's option, Landlord may treat the Tenant's holdover occupancy as a month-to-month Tenancy, or Landlord may exercise any other remedies it has under this Lease or at law or in equity, including instituting an action for wrongfully holding over and recovery of all damages resulting from the holdover, including damages rounded upon the rights of any subsequent tenant or other occupant.

                       ARTICLE 20. COVENANT OF QUIET ENJOYMENT

     Landlord covenants that so long as Tenant pays Rent in full and performs all of its obligations under this Lease, Tenant hall hold and enjoy the Premises without any interruption or disturbance from Landlord or anyone lawfully or equitably claiming through or under Landlord, subject to the terms of this Lease and any mortgage or deed of trust to which this Lease shall be subordinate.

                              ARTICLE 21. MISCELLANEOUS

21.01. ENTIRE AGREEMENT. This Lease, together with the Exhibits and any Addendum(s), contains the entire agreement between the parties and there are no promises, agreements, conditions, undertakings or warranties or representations, oral or written, express or implied. No change or modification to this Lease or a waiver of any of its provisions shall be effective unless in writing and signed by both parties. All of the Exhibits described in this Lease and any Addendum(s) to this Lease are a part of this Lease as though set out at length.

21.02.  NOTICES.   No notice or other communication given to Tenant or
Landlord under this Lease shall be effective (a) unless and until the same is in writing and is delivered either in person or by a national overnight air courier providing written evidence of delivery, or (b) unless mailed by registered or certified mail, return receipt requested, first class, postage prepaid, in which case the notice or other communication shall be effective two (2) days after being deposited in the U.S. Mail. Any notice or communication shall be addressed:

     (1) If to Landlord, to Landlord's Notice Address or to any other address as Landlord shall designate by giving notice to Tenant.

     (2) If to Tenant, to the Premises or to Tenant's Notice Address or any other address as Tenant shall designate by l giving notice to Landlord.

     Notwithstanding the foregoing, any notice or other communication may be transmitted by telecopier to Tenant's or Landlord's telecopier numbers set forth in Section 1.01 and Section 1.02 or any other number as may be designated by a party, provided that a copy of the notice is mailed within five (5) days after the notice is telecopied in the manner described above.

21.03.  GOVERNING LAW.   All questions with respect to the construction of
this Lease and the rights and liabilities of the parties shall be determined in accordance with the laws of the State. The parties agree to the exclusive jurisdiction of any federal or state court located in the State, and agree to accept service of process in any action, regardless of where and by what method served.

21.04.  SUCCESSORS.   All rights and liabilities given to, or imposed upon,
the respective parties shall extend to and bind their several respective heirs, executors, administrators, successors, and assigns. If there is more than one Tenant, or more than one person or entity acting collectively as Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements in this Lease. Any restriction on or requirement imposed upon Tenant in this Lease shall extend to Tenant's guarantor, Tenant's subleases and assignees, if any, and Tenant's invitees. It shall be Tenant's obligation to ensure compliance with the restrictions or requirements of this Lease. No rights shall inure to the benefit of any assignee or other transferee of Tenant, and no rights or benefits shall be conferred upon any assignee or transferee by reason of this section, unless rights or benefits shall be expressly set forth elsewhere in this Lease.

21.05. LIABILITY OF LANDLORD. Neither Landlord, Landlord's beneficiaries, any persons or entities comprising Landlord, nor any agent of or successor in interest to Landlord shall have any personal liability for any failure by Landlord or its agents to perform any term, covenant, or condition of this Lease applicable to Landlord. Tenant shall look solely to the equity in the Shopping Center of the then owner of the Premises to satisfy any remedies of Tenant in the event of a breach by Landlord or its agents of any of Landlord's obligations under this Lease.

21.06. BROKERS. Landlord and Tenant warrant and represent that they did not deal with any broker or agent who was instrumental in consummating this Lease or have any arrangements with any broker or agent applicable to this Lease. Landlord and Tenant each indemnify and agree to hold harmless the other party against any claims for brokerage commissions or other fees arising by reason of a breach by the party of this representation and warranty.

21.07. NO PARTNERSHIP. Notwithstanding that a portion of the Rent reserved under this Lease may be a percentage of Tenant's Gross Sales, and notwithstanding anything else to the contrary, Landlord shall not be considered a partner of or joint venturer with Tenant. The parties agree, however, that Percentage Rent is intended to be a material part of the Rent to which Landlord is entitled. Neither Landlord nor Tenant makes any representation as to the amount of Gross Sales Tenant may be expected, or expects, to earn from the Premises.

21.08. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the correct amount due under the terms of this Lease shall be considered to be other than a payment on account of the earliest amount due. No endorsement, instructions or statement on any check or communication concerning any check for payment of rent or any other amounts owed to Landlord will be considered effective or evidence an accord and satisfaction. Landlord may accept any check or payment and apply the check or payment in any way without prejudice to Landlord's right to recover the balance of the rent or other amount owed or to pursue any other remedy provided in this Lease or at law.

21.09. WAIVER OF COUNTERCLAIMS. Tenant shall not assert any permissive counterclaims in a summary proceeding or other action based on termination or holdover.

21.10. WAIVER OF JURY TRIAL. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other relating to any matter connected with this Lease, the relationship of Landlord and Tenant under this Lease, Tenant's use or occupancy of the Premises, or any claim for injury or damage.

21.11. SEVERABILITY. If any provision or application of this Lease to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of the provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. The parties acknowledge that Tenant's obligation to pay Rent under this Lease is in consideration of the grant of the leasehold interest in the Premises and is independent of Landlord's duties under this Lease, and all Rent shall be paid when due without any offset or deduction of any kind or nature whatsoever, unless otherwise specifically permitted.

21.12. RULES AND REGULATIONS. Tenant agrees to comply with all rules and regulations established by Landlord for the Shopping Center. Landlord reserves the right to amend, alter, rescind or waive its rules and regulations at any time. No rescission, amendment, alteration or waiver of any rule or regulation as it relates to one tenant shall operate in favor of any other tenant. Tenant's failure to observe Landlord's rules and regulations shall, after notice pursuant to Section 13.01, constitute a Default.

21.13. FINANCIAL STATEMENTS. Upon Landlord's written request, Tenant shall promptly furnish to Landlord financial statements describing Tenant's then current financial condition.

21.14. RELOCATION. Landlord may, not more than once during the Term and after prior written notice to Tenant, relocate Tenant to another space in the Shopping Center. The relocated space (the "New Premises") shall be of comparable size and location as the Premises. Tenant agrees that any relocation shall be effected pursuant to a timetable reasonably determined by Landlord after consultation with Tenant, but on not less than thirty (30) nor more than ninety (90) days' notice. If Landlord relocates Tenant, Landlord shall pay the reasonable and necessary costs of moving Tenant's inventory and trade fixtures to the New Premises. Landlord shall use reasonable efforts not to relocate Tenant between October l and December 31 of any year and to ensure that Tenant's downtime is minimized. To the extent practical, Landlord shall maintain signage at the Premises indicating the location of the New Premises for no more than thirty (30) days after Tenant vacates the Premises or until the Premises is delivered to a subsequent tenant, whichever is sooner. If Tenant refuses to relocate to the New Premises, Landlord may terminate this Lease upon written notice to Tenant.

21.15. FINANCING. If this Lease is for Premises located in a Shopping Center that has not already been constructed as of the date of execution of this Lease, if Landlord is unable to obtain a firm commitment for a loan sufficient to complete construction of the Shopping Center within two years after the date of this Lease, or if construction of the Shopping Center has not begun before that date, Landlord may terminate this Lease at any time after that date upon written notice to Tenant.

21.16. LIEN ON FIXTURES. In addition to any available statutory lien, Landlord shall have an express lien upon Tenant's trade fixtures, inventory, stock, and other properly placed at any time in the Premises to secure the complete performance of all of the terms of the Lease including the payment of Rent. Upon Landlord's request, Tenant shall deliver any documents necessary in order to perfect any Landlord lien.

21.17. ATTORNEY FEES. If either party initiates any litigation against the other party relating to this Lease, the prevailing party shall be entitled to recover its court costs and reasonable attorney fees incurred relating to the litigation.

21.18. GOOD STANDING AND DUE AUTHORIZATION. Tenant warrants to Landlord:

          (a) Tenant has the authority to execute this Lease and any other related documents and to perform all of its obligations under this Lease.

          (b) If Tenant is not an individual, it is a duly formed entity authorized to transact business and in good standing in the State.

          (c) Tenant's execution of this Lease will not violate the terms of another agreement Tenant has with a third party.

          (c) Tenant is aware of no fact or condition that would prevent the enforceability of this Lease once fully executed.

21.19     REIT QUALIFICATIONS.   Minimum Rent and any other terms of rent paid
to Landlord under this Lease shall qualify as "rents from real property" as defined in Internal Revenue Code ("Code') Section 856(c) and Treasury Regulation ("Regulation") Section 1.856-4. Should the Code or Regulation be amended so that any rent payable to landlord under this Lease no longer qualifies as "rents from real property", then the rent shall be adjusted so that it will qualify as "rents from real property". Any adjustments required pursuant to this section shall not operate to change the amount of rent Tenant is obligated to pay. Tenant agrees to enter into any amendment to this Lease necessary to effectuate this section.

21.20.    GENERAL RULES OF CONSTRUCTION.

          (a) This Lease may be executed in several counterparts, and the counterparts shall constitute one and the same instrument.

          (b) Landlord may act under this Lease through its attorney, agent or other designee.

          (c) Wherever a requirement is imposed on Tenant under this Lease, Tenant shall be required to perform the requirement at its sole cost and expense unless it is specifically otherwise provided.

          (d) (1) Wherever appropriate, the singular includes the plural and the plural includes the singular.

               (2) Whenever the word "including" is used, means "including, but not limited to." Whenever the word "include" is used, it means "include, but not limited to."

               (3) the words "re-enter" and "re-entry" shall be restricted to their technical legal meaning.

               (4) Pronouns shall refer to the identity of the appropriate part.

          (e)  Anything in this lease to the contrary notwithstanding:

               (1) Any provision which permits or requires a party to take any particular action shall consider to permit or require, as the case may be, the party to cause the action to be taken, and

               (2) Any provision that requires any party not to take any particular action shall be considered to require the party to prevent the action to be taken by any person or by operation of law.

          (f) Any requirement that requires any party not to take any particular action shall be considered to require the twenty percent (20%) below the average retail price of the merchandise within the fifty (50) mile radius of the Shopping Center.

21.20. RECORDING. Neither this Lease nor any memorandum of this Lease may be recorded without the express written consent of Landlord.

21.22. EFFECTIVE DATE. Prior to the Effective Date, this Lease shall not be legally binding on either Landlord or Tenant, and the submission of this Lease by Landlord to Tenant prior to the Effective Date for examination or consideration by Tenant or discussion between Landlord and Tenant shall not constitute a reservation of or option for the Premises or create any legal obligation on Landlord.

21.23. HEADINGS. The headings, captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of the sections or articles or otherwise affect this Lease.

                            [SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, LANDLORD AND TENANT HAVE EXECUTED THIS LEASE AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

                                   LANDLORD

                                   KPT REMIC LOAN LLC, A DELAWARE
                                   LIMITED LIABILITY COMPANY

                                   BY:     KPT REMIC LOAN, INC., A DELAWARE
                                           CORPORATION (SEAL) ITS MANAGER

   /s/   SYLVIA H. GURLEY          BY:     /s/
-----------------------------          ------------------------------------
WITNESS
                                           ITS:      EXECUTIVE VICE PRESIDENT
                                                     AND CHIEF OPERATING OFFICER

   /s/   LAURA BEAN                ATTEST: /s/  ROB W. MALPHIS
-----------------------------             ----------------------------------
NOTARY PUBLIC
                                           ITS:  SECRETARY
MY COMMISSION EXPIRES:
                                           [CORPORATE SEAL}
     12-28-02
-----------------------------
     [AFFIX NOTARIAL SEAL]

                                   TENANT

                                   AMERICABILIA, INC.

   /s/   RICHARD HOOTON            BY:  /s/ HANK CARTWRIGHT
-----------------------------          ------------------------------------
WITNESS
                                        ITS:  VICE PRESIDENT

   /s/  CARLA THERESE KUHL         ATTEST:   /s/   DIXIE CARTWRIGHT
-----------------------------             ---------------------------------
NOTARY PUBLIC
                                             ITS:  SECRETARY

MY COMMISSION EXPIRES:
                                             [CORPORATE SEAL]
           5-11-2002
-----------------------------
     [AFFIX NOTARIAL SEAL]

                              FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE AGREEMENT ("Amendment") is made this 14th day of July, 1999, by and between KPT REMIC LOAN LLC ("Landlord"), and AMERICABILIA.COM, dba Americabilia ("Tenant").


                                 W I T N E S S E T H:

     WHEREAS, pursuant to the terms of that certain lease entered into between Landlord and Tenant dated May 7, 1999 ("Lease"), Landlord leased and demised to Tenant, and Tenant leased and accepted from Landlord approximately 6,500 square feet of space located at VEGAS POINTE PLAZA - LAS VEGAS, NEVADA, Suite N/O, Building 2 ("the Premises"), subject to the terms of the Lease; and

     WHEREAS, Landlord and Tenant desire to amend and restate certain portions of the Lease to reflect the agreement of the parties.

     NOW, THEREFORE, and in consideration of the promises, mutual covenants, and agreements contained in the Lease and in this Amendment, and for other good and valuable consideration. the receipt, adequacy and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

     1.   Tenant agrees to expand its Premises in the Shopping Center
          approximately an        additional 4,500 square feet representing
          Suite 2-M (the "Expansion Space"). Landlord shall deliver the Expansion Space to Tenant on or before August 1, 1999. Tenant shall receive the Expansion Space in "as is" condition. Effective August 1# 5999', all references in the Leases to "Premises" shall be read to include Suites 2-M, N and O, for a total of approximately 11,000 square feet, and the plot plan labeled Exhibit "A" of the lease is deleted and Exhibit "A" attached to this Amendment is substituted in lieu thereof. Tenant shall pay Minimum Rent and any other charges in accordance with the Lease and with this Amendment, except Tenant's amount of Minimum Rent, and any other charges in the Lease based upon the square footage of the Premises shall be adjusted according to the new square footage, set forth above and as shown on Schedule "A" attached. Either party may, at its expense, have the square footage of the Premises measured by an independent, professional, licensed architect who will certify to Landlord and Tenant the actual square footage of the Premises (the "Certified Square Footage"). If the Certified Square Footage varies from the square footage as set forth in this Amendment, the parties shall execute an amendment to the Lease revising the Square footage of the Premises and Minimum Rent and all other charges which are based upon the gross leasable ,square footage of the Premises.

     2.   Tenant shall pay its pro-rata share of expenses during the Option
          Terms.

     3. Landlord and Tenant acknowledge and confirm that the Lease is valid and binding and that both parries are legally bound by its terms and conditions.

     4. Except as expressly modified by this Amendment, the terms and conditions of the Lease shall continue in full force and effect. Landlord and Tenant confirm the terms and provisions of the Lease as modified by this Amendment.

                            [SIGNATURES ON NEXT PAGE]


                                   SCHEDULE A

                                    MINIMUM RENT

           YEARS                  MONTHLY RENT                ANNUAL RENT
           -----                  ------------                -----------
        months 3 - 6               $5,250,000                 $63,000.00
       months 7 - 12               $5,750.00                  $69,000.00

    OPTION YEARS          RENT PSF          MONTHLY RENT         ANNUAL RENT
    ------------          --------          ------------        ------------
          2                 $6.84             $6,270.00         $  75,240.00
          3                 $8.04             $7,370.00         $  88,440.00
          4                 $9.24             $8,470.00          $101,640.00

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

                                LANDLORD:

                                KPT REMIC LOAN LLC, A DELAWARE
                                LIMITED LIABILITY COMPANY (SEAL)

                                    By:  KPT REMIC Loan, Inc., a
 /s/ Sylvia H. Gurley                    Delaware corporation (SEAL) its Manager
--------------------------
Witness

                                 By:     /s/
                                    -------------------------------

                                         Executive Vice President
                                         and Chief Operating Officer
Laura Bean
--------------------------
Notary Public                    Attest: /s/   Rob W. Malphis
                                        ---------------------------
                                 Its:   Secretary
                                                   [CORPORATE SEAL]

My Commission Expires:
12-28-02
--------------------------
[Affix Notarial Seal]


                                 TENANT:

                                 AMERICABILIA, INC.


/s/   Richard Hooton             By:   /s/    Henry E. Cartwright
--------------------------        -----------------------------------
Witness
                                         Its:     Vice President
/s/  Carla Therese Kuhl
--------------------------
Notary Public                    Attest:      Dixie Cartwright
                                        -----------------------------
                                         Its:     Sec/Treas

                                                   [CORPORATE SEAL]
My Commission Expires:

5-11-2002
--------------------------
  [Affix Notarial Seal]    [SEAL]